As filed with the Securities and Exchange Commission on September 29, 1999

                                                     Registration No. 333-88217

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                               AMENDMENT NO. 1 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          --------------------------

                             SUNDERLAND CORPORATION
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

     Delaware                      52-2102142                     6162
-------------------------------  -------------------------  --------------------
(State or other jurisdiction of    (I.R Employer            (Primary Standard
incorporation or organization)     Identification Number)   Industrial
                                                            Classification Code)
                              2901 El Camino Avenue
                             Las Vegas, Nevada 89102
                                 (702) 227-0965
              (Registrant's Telephone Number, Including Area Code)

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Michael Shustek
                              2901 El Camino Avenue
                             Las Vegas, Nevada 89102
                                 (702) 227-0965
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       SUNDERLAND ACQUISITION CORPORATION
                               1504 R Street, N.W.
                             Washington, D.C. 20009
                  Former name and former address of registrant

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED             PROPOSED
                                                                         MAXIMUM              MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF                           AMOUNT TO BE            OFFERING            AGGREGATE         REGISTRATION
SECURITIES TO BE REGISTERED                       REGISTERED         PRICE PER SHARE      OFFERING PRICE         FEE(1)(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001                                1,926,270              $ 0.50(1)           $ 963,135          $ 375
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               1,926,270              $ 0.50              $ 963,135          $ 375(3)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

---------------------
(1) There is no current market for the securities and the dollar amount of the shares to be registered is de minimis based upon the estimated per share of Common stock book value ($0.50).

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).

(3)      Paid by electronic transfer.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS                              Subject to Completion, Dated  ____, 1999

                      [Legend for Red Herring Prospectus ]

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             SUNDERLAND CORPORATION
       1,926,270 SHARES OF COMMON STOCK TO BE SOLD BY THE HOLDERS THEREOF

         This registration statement relates to the offer and sale of 1,926,270 shares of common stock, $.0001 par value per share, of Sunderland Corporation, a Delaware corporation ("Sunderland" or the "Company") by the holders of such common stock. All costs incurred in the registration of the shares are being borne by Sunderland.

         There has been no sustained market for Sunderland's common stock and there is no assurance that a public market will develop, or that, if any such market does develop, it will be sustained. Sales of the shares being offered by the selling securityholders, or even the potential of such sales, may likely have an adverse effect on the market price of the common stock of Sunderland, if a market should develop.

         The shares will become tradeable on the effective date of this prospectus. The selling securityholders will receive the proceeds from the sale of their shares and Sunderland will not receive any of the proceeds from such sales. The selling securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The selling securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares being offered for sale.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                              UNDERWRITING DISCOUNTS AND      PROCEEDS TO COMPANY OR
                                   PRICE TO PUBLIC(1)               COMMISSIONS(2)                 OTHER PERSONS
------------------------------------------------------------------------------------------------------------------------
          Per Share                     Unknown                           $ 0                            (3)
------------------------------------------------------------------------------------------------------------------------
            Total                       Unknown                           $ 0                            (3)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) All the shares are being sold by the selling securityholders and no offering price to the public has been determined. Each selling securityholder will sell its shares in separate transactions at prices to be negotiated at that time.

(2) The shares are being sold by the selling securityholders and Sunderland has no agreements or understandings with any broker or dealer for the sales of such shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer if any, will be determined at that time. Prior to the involvement of any such broker-dealer, such broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In such event, Sunderland will file a post-effective amendment identifying such broker-dealer(s).

(3)      Sunderland will not receive any proceeds from the sale of the shares.


             The date of this Prospectus is ________________, 1999.

                               PROSPECTUS SUMMARY

THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED BY, THE MORE DETAILED INFORMATION SET FORTH IN THIS PROSPECTUS, WHICH SHOULD BE READ IN ITS ENTIRETY.

SUNDERLAND CORPORATION

         In April, 1999, Sunderland acquired all the outstanding capital stock of Capsource, Inc., a licensed Nevada mortgage company which became a wholly-owned subsidiary of Sunderland, and consummated related acquisitions of certain assets of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc., in exchange for an aggregate of 2,946,762 shares of common stock of Sunderland. Through Capsource, Sunderland originates loans, primarily for commercial and residential developers, and obtains funds for these loans through private lenders. By virtue of purchase of the assets of Del Mar Holdings, Inc., Sunderland also holds selected real estate mortgage assets and serves as an investment vehicle in related real estate and other business activities.

         Sunderland is subject to the reporting requirements of the Securities Exchange Act of 1934.

TRADING MARKET

         There is currently no trading market for Sunderland's securities.

SELECTED FINANCIAL DATA

         As more fully explained in the accompanying financial statements, the acquisition by Sunderland of certain assets, net of certain liabilities, from Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (the "Del Mar Entities") was accounted for as the reorganization of the Del Mar Entities into Sunderland on April 27, 1999. The following table sets forth selected financial data of Sunderland and subsidiary from April 27, 1999, and of the Del Mar Entities, on a combined basis through April 27, 1999. The selected financial data has been derived from the consolidated financial statements and notes thereto of Sunderland and subsidiary from April 27, 1999 through June 30, 1999 and the combined and separate financial statements of the Del Mar Entities and notes thereto which are included elsewhere in this prospectus. The pro forma operating data for the six months ended June 30, 1999 and for the year ended December 31, 1998 has been derived from the unaudited pro forma condensed consolidated statements of operations which are included elsewhere in this prospectus. The operating data for interim periods are not necessarily indicative of results for subsequent periods or the full year. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements of Sunderland and the Del Mar Entities appearing elsewhere in this prospectus.

OPERATING DATA:

                                                 PRO FORMA                            HISTORICAL CONSOLIDATED/COMBINED
                                       --------------------------------     --------------------------------------------------
                                                                                                      FOR THE YEARS ENDED
                                       FOR THE SIX        FOR THE YEAR      FOR THE SIX                   DECEMBER 31,
                                       MONTHS ENDED      ENDED DECEMBER     MONTHS ENDED        ------------------------------
                                       JUNE 30, 1999       31, 1998         JUNE 30, 1998           1998                1997
                                       -------------     --------------     -------------       -----------        -----------
Revenues ......................        $ 5,788,986        $ 7,406,624        $ 3,593,977        $ 7,187,954(a)     $ 4,877,299
Operating expenses
  Sales and marketing .........            927,171            536,077            268,039            536,077            642,558
  General and administrative ..          2,762,310          4,034,461          1,908,869          3,820,273(a)       4,663,022
  Interest ....................             24,765            115,956             59,246            115,956                 --
Income (Loss) before
  income taxes ................          2,074,740          2,720,130          1,357,823          2,715,648           (428,281)
Income tax provision ..........            705,412            924,844                 --                 --              1,513
Net income (loss) .............          1,369,328          1,795,286          1,357,823          2,715,648           (429,794)
Basic and diluted income (loss)
  per common share ............        $      0.22        $      0.30        $      0.28        $      0.57        $     (0.10)
Weighted average common
  shares outstanding ..........          6,161,270          5,980,220          4,891,270          4,730,220          4,433,762

BALANCE SHEET DATA:

                                                                     CONSOLIDATED     COMBINED
                                                                       JUNE 30,      DECEMBER 31,
                                                                         1999            1998
                                                                     ------------    ------------
Current assets.....................................................  $  3,516,489    $  4,765,960
Total assets.......................................................     3,572,632       4,819,893
Current liabilities................................................       673,868       2,138,216
Total liabilities..................................................       673,868       2,151,934
Stockholders' equity...............................................     2,898,764       2,667,959
Total liabilities and stockholders' equity.........................     3,572,632       4,819,893


(a) Adjusted to eliminated intercompany management and referral fees of $301,353.

RISK FACTORS

         There are substantial risk factors involved in investment in Sunderland. Investment in Sunderland is speculative and no assurances can be made of any return to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus may contain certain forward-looking statements and information relating to Sunderland that are based on its beliefs and its principals as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of Sunderland's business strategy and expectations concerning its market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to Sunderland or its principals, are intended to identify forward-looking statements. Such statements reflect the current view of Sunderland respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to the operations, results of operations, and growth strategy of Sunderland, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described herein. Although Sunderland has attempted to identify important facts that could cause actual results to differ materially, there may be other factors that cause the forward-looking statement not to come true as anticipated, believed, estimated, expected, planned, or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. Neither Sunderland nor any other person undertakes any obligation to revise these forward-looking statements, to identify important facts, or to reflect the occurrence of unanticipated events after the date hereof that could cause actual results to differ materially.

                                  RISK FACTORS

SUNDERLAND HAS NO OPERATING HISTORY

         While Sunderland's executive management, as well as the assets it acquired from Del Mar Mortgage and Del Mar Holdings, provide it with experience and recognition in the real estate mortgage business, Sunderland has no operating history as it is currently structured. Because of the nature of Sunderland's business, and its lack of operating history under its current structure, historical results of operations may not be indicative of future financial operating results and future financial performance is unknown. There is no assurance Sunderland will show operating profits.

SUNDERLAND IS DEPENDENT ON AVAILABILITY OF FUNDING SOURCES

         Sunderland currently raises funds for the origination of loans primarily through private investor-lenders, especially repeat investors, including retirees and successful professionals. A decline in the willingness of investors to become repeat investors or an erosion of the investor base through death, alternative investments, adverse publicity or otherwise, could have a material adverse effect on Sunderland's ability to place new loans and would require Sunderland to expend substantially more resources to attract new investors. There can be no assurance that Sunderland will be able to retain its current investor base as sources of funding for new loans or that it will be able to attract new investors. Although it has not previously done so, Sunderland may also seek alternative sources of financing, but there can be no assurance that such other financing, if sought, will be available on terms acceptable to Sunderland, if at all.

NON-CONVENTIONAL LOANS PROVIDED BY SUNDERLAND MAY INVOLVE DIFFERENT RISKS

         Sunderland originates non-conventional type of loans to finance residential and commercial development. Sunderland focuses its requirements for loan approval almost exclusively on the equity or collateral provided. In certain instances, as in the case of unimproved land, the collateral is based on the anticipated development of the property. From time to time, Sunderland's subsidiary has been, and Sunderland may be in the future, a holder of some or all of such loans. Since loans are issued based on these or other projections, there is the possibility that under certain circumstances the developer may not be able to repay the loan. To the extent that Sunderland is a holder of such loan, it would have to bear a portion or all of the expense of attempting to collect on whatever collateral is available and stand to lose any shortfall therefrom.

SUNDERLAND IS DEPENDENT UPON THE EXPERIENCE AND KNOWLEDGE OF ITS KEY PERSONNEL

         The operations of Sunderland will depend to a great extent on the efforts and expertise of Sunderland's executive officers and directors, particularly, its Chairman and Chief Executive Officer, Michael V. Shustek, its President, Stephen J. Byrne, and its Secretary and Chief Financial Officer, Lance Bradford, each of whom were previously associated with Del Mar Mortgage. Among the benefits accruing to Sunderland from Mr. Shustek is his established base of repeat investors through which Sunderland intends to place the majority of the loans it originates in the future. Mr. Shustek, directly and through his business entities, has expended substantial time, effort and expense to build this investor base, and as part of the asset acquisition of Del Mar Mortgage, Sunderland acquired the rights to this investor base.

         Except for Mr. Byrne, Sunderland has no employment contracts with these individuals, and it carries no key man insurance on any of these individuals, although all are shareholders of Sunderland. In addition, it is not anticipated that Sunderland will maintain "key man" insurance with any of its senior management or other employees, although Sunderland, in its discretion, may enter into employment contracts with such management or employees in the future as it deems appropriate. See "MANAGEMENT." If Sunderland is unable to retain its senior management for any reason, Sunderland could be materially and adversely affected.

PAST DISCIPLINARY ACTION MAY IMPACT ON FUTURE OPERATIONS

         On February 11, 1999, the State of Nevada, Department of Business and Industry, Financial Institutions Division issued an Order Taking Possession of Mortgage Companies against Del Mar Mortgage which order alleged certain violations of the Nevada regulatory statutes and established a conservator to oversee Del Mar Mortgage's operations. On February 16, 1999, Del Mar Mortgage filed a complaint against the Financial Institutions Division in response to such Order. On March 26, 1999, the Order was dismissed and the conservator removed. As part of its asset purchase, Sunderland purchased the Del Mar Mortgage name and intends to utilize the name in connection with its real estate loan origination operations in the future. Adverse publicity created by the Financial Institutions Division's subsequently vacated actions may have a adverse effect on the reputation of Sunderland which may have an impact on its future operations.

NO ASSURANCE THAT FINANCIAL RESULTS WILL SHOW A PROFIT

         Sunderland expects to be profitable for the year ended December 31, 1999 on a consolidated "pro forma" basis giving effect to the acquisition of Capsource as a subsidiary and the acquisition of the assets of Del Mar Holdings and Del Mar Mortgage. Capsource does not intend to service any loans, but instead rely solely on third-parties to service the loans it originates. While the exclusion of revenues from servicing is not material to Sunderland's current financial condition or its results of operations as reflected in its pro forma consolidated financial statements for the year ended December 31, 1998, there can be no assurance that the absence of servicing in the future will not have a material adverse impact on Sunderland.

FLUCTUATING INTEREST RATES MAY ADVERSELY AFFECT THE MORTGAGE MARKET AND ABILITY TO ATTRACT MORTGAGE LOANS

         Fluctuations in interest rates and increases and decreases of the prime rate may directly impact the mortgage market and the ability of Sunderland to attract mortgage loans. If interest rates should rise, the number of applications for new mortgages may fall. The mortgage market is composed of borrowers who are interest rate-driven often with the use of a mortgage loan as part of an investment strategy; that is, certain mortgage borrowers refinance current mortgages for ones with lower interest rates and terms. As interest rates increase, such refinancing diminishes and the number of loan applications decreases. There can be no assurances that interest rates will not rise and negatively impact Sunderland's ability to attract mortgage loans.

FLUCTUATIONS IN FINANCIAL RESULTS MAY STEM FROM SEASONAL TRENDS OF MORTGAGE BUSINESS

         The mortgage banking industry is generally subject to seasonal trends. These trends reflect the general pattern of resales of homes, which sales typically peak during the spring and summer seasons and decline from January through March. Refinancings tend to be less seasonal and more closely related to changes in interest rates. Because of the seasonality, results for any single quarter are not necessarily indicative of results that may be achieved for a full fiscal year.

CHANGES IN FEDERAL OR STATE LAWS MAY IMPACT ON SUNDERLAND'S OPERATIONS

         Sunderland is subject to extensive regulation and supervision by federal, state, and local authorities, including the Nevada Division of Financial Institutions. Because Sunderland's business is highly regulated, the laws, rules and regulations applicable to Sunderland and its subsidiaries are subject to on-going modification and change. The Nevada legislature recently adopted Assembly Bill No. 64, which will become effective October 1, 1999 which could significantly increase the cost and complexity of regulatory compliance to Sunderland. It is possible that additional laws, rules and regulations could be adopted in the future which could make compliance more difficult or expensive, could restrict Sunderland's ability to originate or broker loans, further limit or restrict the amount of fees, interest and other charges earned on loans originated or sold by Sunderland, or otherwise adversely effect the business of Sunderland.

SUNDERLAND SUBJECT TO GENERAL MORTGAGE BUSINESS RISKS OUTSIDE ITS CONTROL

         Sunderland's business is subject to a variety of business risks. Demand for loan origination by Sunderland fluctuates depending upon real estate value, prevailing interest rates, the level of consumer confidence and the expectation of investment returns by the financial community, any one of which could adversely affect the marketability of Sunderland's products. In addition, Sunderland may be adversely affected by other factors, that could

         (i) increase the cost to the borrower of loans originated by Sunderland,

         (ii)  create alternative lending sources for such borrowers, or

         (iii) adversely impact returns realized by its funding sources.

         Governmental intervention through elimination of tax benefits for home equity loans, regulation of an increased scope of loans or introduction of additional regulations aimed at mortgage loans could also adversely affect Sunderland's business.

SUNDERLAND MAY BE SUBJECT TO LAWSUITS AND CLAIMS

         In the ordinary course of its business Sunderland is subject to claims made against it by borrowers and lenders arising from, among other things, losses that are claimed to have been incurred as a result of breaches of fiduciary obligation, misrepresentations, errors and omissions of employees and officers of Sunderland (including its appraisers), incomplete documentation and failures by Sunderland to comply with various laws and regulations applicable to its business. Sunderland believes that any liability with respect to any currently asserted claims or legal actions is not likely to have a material effect on Sunderland's results of operations, however, there can be no assurance that claims asserted in the future will not result in legal expenses or liabilities which could have a material adverse effect on Sunderland's financial position and results of operations.

NO DIVERSITY OF OPERATIONS AS BUSINESS OPERATIONS ARE CONCENTRATED IN THE STATE OF NEVADA

        Sunderland (through its wholly-owned operating subsidiary, Capsource) currently originates loans secured by real estate located principally within the State of Nevada, and in particular within the greater Las Vegas area. Accordingly, the volume of Sunderland's loan originations, and Sunderland's business in general, will be greatly affected by the economic conditions of Nevada and the Las Vegas area. While Sunderland hopes to expand its operations outside the State of Nevada, it has not yet begun this expansion and there can be no assurances that Sunderland will be able to successfully achieve such an expansion. Therefore, a downturn or stagnation in the economic environment of Nevada, and of the Las Vegas area in particular, could have a material adverse effect on Sunderland's financial condition and the value of the real estate securing loans originated by Sunderland.

THE MORTGAGE BUSINESS IS HIGHLY COMPETITIVE

         In addition to competing with other mortgage origination companies, brokers and consumer finance lenders, Sunderland will compete with financial institutions that have substantially greater financial resources than Sunderland. These financial institutions also offer lower interest rates and longer terms combined with lower fees or commissions than those offered by Sunderland. Although as a result of consolidation the number of financial institutions is being reduced, Sunderland will face increased competition from the remaining institutions or newly created financial institutions. Moreover, non-conventional lenders also compete with Sunderland within its specific market niche. While Sunderland believes that it competes favorably against both traditional and non-conventional mortgage lenders, there can be no assurance that Sunderland will remain competitive. Changes in the mortgage lending industry or within Sunderland's market niche, and a failure or inability to timely respond to such changes could have a materially adverse effect on Sunderland's competitiveness and operations.

POTENTIAL COMPUTER DISRUPTION BEGINNING IN YEAR 2000

         Computer programs involving dates and time periods generally have been written to express years by their last two digits, on the assumption that the first two digits of every year are 19, such that "98" means 1998. In the year 2000, these computer programs may produce errors with respect to any statements, calculations or other measures involving dates or time periods. Such programs require substantial review and rewriting in order to correct the potential problems.

         Sunderland uses a significant number of software applications which require correction to avoid errors in its loan origination and administrative operations. The failure or inability to timely address year 2000 issues with respect to its computer programs could have a material adverse effect on Sunderland and its customers. SEE "BUSINESS--Company's Year 2000 Initiative".

         Sunderland is conducting a comprehensive Year 2000 initiative with respect to its internal business-critical systems. This initiative encompasses information technology ("IT") systems and applications, as well as non-IT systems and equipment with embedded technology, such as fax machines and telephone systems, which may be impacted by the Year 2000 problem. Sunderland believes that it will have its systems tested and compliant with the Year 2000. However, Sunderland could be impacted by the failure of other domestic and international banks, companies and governments to timely correct their computer systems, telephone systems, mail and package delivery systems, transportation systems, financial systems, and others. If any of these systems or systems of other companies or countries become inoperational Sunderland may be directly and significantly affected. The extent or duration of the problems connected with the Year 2000 Problem are impossible to predict.

MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE

         Sunderland's executive officers and directors beneficially own approximately 60.6% of the outstanding common stock. Currently, the stock held by Mr. Shustek is subject to a voting trust until February 27, 2000. After the expiration of such voting trust, Sunderland's executive officers and directors will be able to exercise controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such stock ownership could be to delay or prevent a change of control of Sunderland unless the terms are approved by such stockholders.

A PUBLIC MARKET MAY NOT DEVELOP FOR SUNDERLAND'S COMMON STOCK

         A public trading market for the Sunderland common stock may not develop or if developed may not be sustained. Furthermore, if for any reason the common stock is not listed on the OTC Bulletin Board maintained by Nasdaq or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock or warrants should they desire to do so.

ISSUANCE OF ADDITIONAL COMMON STOCK WILL REDUCE INVESTORS PERCENTAGE OWNERSHIP

         The future issuance of all or part of the remaining authorized common stock or preferred stock could result in substantial reduction in the percentage of Sunderland's common stock held by its then shareholders, including purchasers of the shares offered herein. No vote of the shareholders is required for the issuance of additional common stock or the designation and issuance of preferred stock. Sunderland may determine to issue common stock for future acquisitions, or other items, or may sell shares of its common stock at a price lower than price paid by any purchaser hereof. Such issuance may have the effect of diluting the value of the shares held by its then shareholders and might have a material adverse effect on any trading market, should a trading market develop for Sunderland's securities.

ADDITIONAL SHARES ENTERING MARKET PURSUANT TO RULE 144 WITHOUT ADDITIONAL CAPITAL CONTRIBUTION

         Pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission, after the expiration of the holding period certain shares of Sunderland common stock now restricted for trading will become eligible for trading in the public market without any additional payment therefore or increase to Sunderland's capitalization. Possible or actual sales of its outstanding common stock by all or some of the present stockholders may have an adverse effect on the market price of Sunderland's common stock should a public trading market develop. The additional availability of such shares to be traded in the public market would increase the "public float" of Sunderland without any corresponding increase in the its capital.

SELLING SECURITYHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME

         After effectiveness of this prospectus, the selling securityholders may offer and sell their shares at a price and time determined by the selling securityholder in accordance with applicable federal and state securities laws. Affiliates of Sunderland will be subject to limitations of Rule 144, including its volume limitations in the sale of their shares. The timing of such sales and the price at which the shares are sold by the selling securityholders could have an adverse effect upon the public market for the common stock, should one develop.

POSSIBILITY OF NO STATE RESTRICTION ON SALES BY SELLING SECURITYHOLDERS

         The National Securities Market Improvement Act of 1996 limits the authority of states to impose restrictions upon sales of Securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales by the selling securityholders in the secondary market may be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date of this prospectus the selling securityholder's shares will be eligible for resale in the secondary market in each state.

THE POSSIBILITY OF SUNDERLAND ISSUING ADDITIONAL PREFERRED STOCK WITH CERTAIN PREFERENCES MAY DEPRESS MARKET PRICE OF THE COMMON STOCK

          The Board of Directors may designate additional series or classes of preferred shares without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market price of Sunderland's common stock even prior to any such designation or issuance of preferred stock. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of Sunderland or other take-over attempt and could adversely materially affect the rights of holders of shares of the common stock.

OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

         The Certificate of Incorporation and By-Laws of Sunderland provide that Sunderland indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Sunderland's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate Sunderland's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of Sunderland and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

SUNDERLAND COMMON STOCK MAY BE SUBJECT TO PENNY STOCK REGULATION

         Currently, there is no public market for Sunderland's common stock. If a market for the common stock develops and the price of the common stock falls below $5.00 per share, then the common stock may be considered "penny stock." Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Sunderland's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell Sunderland's securities.

                              AVAILABLE INFORMATION

         Sunderland is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied on the Commission's home page on the World Wide Web at HTTP://WWW.SEC.GOV or at the Commission's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Information about the Commission's public reference room can be obtained by calling 800/SEC-0330. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Sunderland has filed a registration statement relating to the securities offered hereby with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus forms a part of the registration statement; however, it does not contain all the information set forth in the registration statement, the exhibits and schedules thereto and the documents incorporated herein and therein by reference. For further information with respect to Sunderland and the securities offered hereby, reference is made to the registration statement, the exhibits and schedules thereto and the documents incorporated herein and therein by reference. Summaries of and references to various documents in this prospectus do not purport to be complete and in each case reference is made to the copy of such document which has been filed as an exhibit to or incorporated by reference into the registration statement.

         Sunderland will provide without charge to each person who receives a copy of this prospectus, upon written or oral request by such person, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Stephen J. Byrne, President, 2901 El Camino Avenue, Las Vegas, Nevada 89102.

         Sunderland intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                                   THE COMPANY

         Sunderland was formed in Delaware on June 2, 1998 as Sunderland Acquisition Corporation to provide a method for a foreign or domestic private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. On August 13, 1998, Sunderland Acquisition Corporation filed a Form 10-SB pursuant to the Securities Exchange Act of 1934, as amended. On April 27, 1999, Sunderland Acquisition Corporation acquired all the outstanding stock capital stock of Capsource, Inc., a licensed Nevada mortgage company, in exchange for an aggregate of 12,000 (pre-split) shares of Sunderland shares of common stock. Simultaneously, Sunderland Acquisition Corporation consummated the acquisition of certain assets and the assumption of certain liabilities of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc., in exchange for an aggregate of 2,934,762 (pre-split) shares of common stock of Sunderland Acquisition Corporation. Del Mar Holdings, Del Mar Mortgage and Capsource, Inc. are related entities under common management and controlling ownership.

         Effective as of the date of consummation of the transactions, Sunderland changed its name from "Sunderland Acquisition Corporation" to "Sunderland Corporation," and effected a 5-for-3 forward stock split of its issued and outstanding common stock.

         Through its wholly owned operating subsidiary, Capsource, Sunderland is engaged in the origination, arrangement and secondary purchase and sale of loans secured by real property primarily for commercial and residential developers. Sunderland obtains funds for these loans through private lenders. By virtue of purchase of the assets of Del Mar Holdings, Inc., Sunderland also holds selected real estate mortgage assets.

         Sunderland is subject to the reporting requirements of the Securities Exchange Act of 1934.

         Sunderland has an authorized capitalization of 100,000,000 shares of common stock, par value of $.0001 per share, of which 6,161,270 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock, par value $.0001, of which no shares have been designated or issued. The address of Sunderland is 2901 El Camino Avenue, Las Vegas, Nevada 89102 and its telephone number (702) 227-0965. SEE "DESCRIPTION OF SECURITIES."

EMPLOYEES

         Sunderland currently employs a staff of 17 full time employees consisting of three employees in the loan underwriting department and 14 employees in general administration.

                                 USE OF PROCEEDS

         Sunderland will not receive any proceeds from the sale of the shares.

                                 DIVIDEND POLICY

         Sunderland currently intends to retain substantially all of its earnings, if any, to support the development of its business and has no present intention of paying any dividends on its common stock in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors, and will depend on Sunderland's financial condition, results of operations and capital requirements, and such other factors as the Board of Directors deems relevant.

                                    BUSINESS

         References herein to Sunderland or the Company include its wholly-owned subsidiary, Capsource, Inc., and the assets and liabilities acquired in the transactions with Del Mar Holdings, Inc. and Del Mar Mortgage, Inc.

OVERVIEW

         Prior to its acquisition in April, 1999, of Capsource, Inc. as a subsidiary and its acquisition of certain of the assets of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc., Sunderland had no operations, liabilities or revenues. With the completion of these transactions, Sunderland acquired Capsource as a wholly-owned subsidiary. Sunderland also acquired the customer lists, right to the name, and certain fixed assets of Del Mar Mortgage, Inc. and deeds of trust and other notes receivable and liabilities totaling $350,000 from Del Mar Holdings. Sunderland intends to continue the operations of Capsource in the mortgage lending business primarily in the State of Nevada as well as seeking to expand its operations through the acquisition of similar companies in other geographic areas. Capsource, Inc., a Nevada corporation incorporated in 1997, is a private mortgage lender, licensed to engage in similar activities as Del Mar Mortgage in the State of Nevada. Sunderland has developed a niche as a "non-conventional" mortgage lender providing short-term, equity-based loans on an expedited basis for slightly higher fees and rates.

         Del Mar Mortgage, Inc., a Nevada corporation incorporated on April 20, 1995, is a private mortgage lender in the State of Nevada. Del Mar Mortgage, Inc. will continue its operations while it liquidates its collateralized mortgage certificates which were not transferred with the asset acquisition of April, 1999. Del Mar Holdings, Inc. was incorporated in the State of Nevada in 1997. It was formed to hold selected real estate mortgage assets and serve as an investment vehicle in related real estate and other business activities that either were not consistent with Del Mar Mortgage's strategic business objectives or would be diversionary with respect to the operational effectiveness of Del Mar Mortgage. Del Mar Holdings intends to liquidate at the end of 1999.

         Through Capsource and with the acquisition of the assets of Del Mar Mortgage, Sunderland originates loans, primarily for commercial and residential developers, and obtains funds for these loans through private lenders. Sunderland earns its principal revenues through (i) loan origination fees on the loans it originates; and (ii) loan progress fees equal to the spread between the interest rate collected from borrowers and the interest rate to be paid to investors. Because of the speed of Sunderland's approval and funding of loans (typically 10-20 days) compared to conventional mortgage lenders (typically 30-120 days), Sunderland's borrowers have been willing to pay a higher interest rate, which in turn attracts lenders willing to fund such loans.

DESCRIPTION OF BUSINESS

         Mortgage lending refers to the origination and funding of loans secured by real property. Loan origination involves the processing of a loan application, including necessary documentation and research, the approval of the loan and the funding of the loan.

         The mortgage lending industry consists of large public and private institutional lenders, such as banks, insurance companies, and savings and loan associations, as well as numerous private and non-conventional lenders. An origination through traditional mortgage lenders, such as banks, generally involves cumbersome procedures, extensive documentation and the passage of a substantial length of time. To obtain a loan from a traditional mortgage lender, Borrowers need to establish

         (i) good character, as determined through credit checks and references,

         (ii) capacity to repay the loan, as determined by bank statements and sources of income, and

         (iii) adequate collateral, as determined by property appraisal, environmental reports and other documentation.

A deficiency in any one area can result in rejection of the loan application. The typical loan origination process takes between 30-120 days.

         Non-conventional lenders seek to address the needs of borrowers unable or unwilling to accommodate the more restrictive requirements of traditional lenders, and who require more responsive turn around time. These non-conventional lenders typically emphasize the value of collateral in their review, thereby reducing the paperwork and time required to judge other factors.

TARGET MARKETS

         Sunderland's key market is comprised of potential or current borrowers who have significant equity in real property but whose needs are not being met by traditional mortgage lenders. The extensive requirements of traditional lenders and the cumbersome documentation and length of time involved in conventional loans leave many borrowers without financial services capable of meeting their particularized needs. Commercial and residential developers are an important segment of these borrowers.

         Typically, developers depend upon, among other things, the timely completion of a project to obtain a competitive advantage in the sale of their properties. Traditional mortgage lenders generally require extensive documentation and between 30 to 120 days to process and fund a loan, which creates an administrative burden and substantially delays construction.

         Sunderland has sought to service the developer by offering expedited loan processing, which generally provides expedited loan funding between 1 to 3 months quicker than traditional mortgage lenders. Sunderland's focus on collateral also reduces the paperwork involved in lien processing.

         In meeting such needs, Sunderland has established a market niche as a non-conventional mortgage lender. Currently, approximately 85% of the loans originated by Sunderland service this specific market segment. The remaining 15% of Sunderland's loans involve primarily (i) land loans (10%), and (ii) bridge financing loans (5%).

OVERVIEW OF OPERATIONS

         LOAN PROCESSING

         Upon receipt of a loan request, Sunderland commences the loan application and approval process. Sunderland undertakes a review of the relevant information required of the borrower regarding his, her, or its financial condition, the purpose of the loan and the real property involved. Such information may include, among other things, credit reports, environmental reports and property appraisals. All loans originated by Sunderland are first reviewed and approved by the loan committee to confirm that all requirements have been satisfied, although the loan committee may waive certain loan requirements based upon its overall review of the loan. Based upon experience and expertise as well as review of any property appraisal, the loan committee prepares a valuation of each property from which the reserve for loan losses will be set according to the appropriate loan to value ratio for the transaction. The loan committee consists of three or more officers or loan managers of Sunderland authorized to approve loans. The loan committee members have substantial experience in the real estate and mortgage lending industries.

         LOAN FUNDING

         Sunderland funds its loans primarily through investors. Investors provide funds by investing in all or portions of promissory notes secured by deeds of trust. The investors receive monthly interest payments from the promissory notes of Sunderland's loans. In addition, the deeds of trust grant a security interest in the real property which serves as collateral for the loan. Because of the low loan-to-value ratio required by Sunderland and the borrower's equity in the properties, the secured notes offer substantial protection of the investment while yielding a significant return.

CURRENT OPERATIONS

         Sunderland currently markets its services to potential borrowers through local media, i.e. newspapers and radio and has established a Web site on the Internet at http://www.delmarmtg.com. Sunderland also utilizes traditional sources to market its services including real estate brokers, banks and other institutional lenders through personal contact. Sunderland believes that it has developed a reputation in the local marketplace for short-term securitized loans.

         Sunderland's pool of loan participants is principally derived from its data base of prior participants in securitized mortgages, consisting of approximately 3,500 potential investors. Sunderland markets to potential new participants through local media, Sunderland's Web site and through contact with lawyers, accountants, investment advisors, bankers, and others.

         Sunderland has received 560 mortgage loan applications since January 1, 1999 of which approximately over $122,000,000 of those mortgage applications have been successfully funded and $12,000,000 remain as active loan applications in the pipeline. The loan pipeline is defined as the volume of loans in Sunderland's system that have met all of Sunderland's preliminary qualification criteria and are consequently eligible for funding. These loans have been preapproved and are awaiting final review. Generally, between 65% to 70% of the loans in the Pipeline successfully pass the final review and are funded. The majority of loans that fund will do so within 90 days from entrance into the pipeline.

         Currently mortgage loans, placed by Sunderland, for an approximate aggregate value of $223,000,000 are held by private investors.

EXPANSION INTO NEW MARKETS

         Sunderland's loans are primarily for the purchase and/or development of property in Nevada, specifically primarily the Las Vegas, Nevada area. Las Vegas, Nevada, has been a high growth area with a strong demand for residential and commercial development loans. Sunderland anticipates that this growth will continue, even if at slightly diminished rates, but Sunderland intends to expand its business into new markets and has established a broker participation program in which brokers outside of Nevada will market Sunderland's products. In the event that such programs evidence sufficient demand in other markets, Sunderland anticipates establishing branch offices and/or acquiring existing licensed mortgage companies (such as Capsource) in such other markets. There can be no assurance that the expertise and experience of management in the Nevada market will be adaptable to other markets. The inability of Sunderland to understand other markets or to implement its strategy in other markets could materially adversely affect Sunderland's expansion plans and results of operations.

SOURCES OF REVENUE

         Sunderland intends to generate revenues primarily through fees charged in connection with the origination of loans, loan progress fees equal to amounts received from the spread between interest rates charged to borrowers and interest rate paid to investors, and other miscellaneous fees as may be charged in connection with loan extensions, renewals, terminations and other such fees.

LOAN FEES

         Sunderland, through Capsource, generates revenues from fees related to the origination of loans. For each loan originated by it, Sunderland receives a loan origination fee of up to 4% of the principal amount of the loan. A processing fee of approximately $2,000 per loan is charged to document and package the loan. Late charges are assessed for non-timely payments. Sunderland may also receive additional fees for closing accounts upon termination of a loan (i.e., "exit fees").

LOAN PROGRESS FEES--INTEREST SPREAD

         Sunderland earns a portion of its revenues through loan progress fees of amounts equal to the difference between the interest rates charged to borrowers and the interest rates paid to lenders. Sunderland typically receives an interest spread of .75% as loan progress fees. For construction loans, which constitute the bulk of Sunderland's loans, interest begins to accrue on the amounts set forth on the initial draw schedule as of the date of each draw, with the condition that interest will commence to accrue on the entire principal of the loan in the fifth (5th) month after the closing of the loan regardless of the draw schedule. In the event that the actual schedule of the borrower differs from the draw schedule, interest will still commence to accrue on the dates and in the amounts set forth on the draw schedule, or sooner in the event that the actual dates precede the scheduled dates. Therefore, to the extent that the borrower experiences delays, the actual draw schedule will occur later than the initial draw schedule and the borrower will begin to pay interest on the draw amounts even though disbursement of such amount has not been made. Sunderland receives loan progress fees to the extent that such interest due from the borrowers is greater than the interest due to Sunderland's investors (lenders) under their subscriptions to invest in such loans.

TYPES OF LOANS

         Sunderland originates different types of loans. Construction loans, however, constitute approximately 85% of the loans originated by Sunderland. Land loans comprise approximately 10% of Sunderland's loan portfolio and the remaining 5% of Sunderland's loans involve bridge financing. There are various stages in the development of land and the construction of structures thereon, which stages correspond to the different types of loans originated by Sunderland.

         CONSTRUCTION LOANS

         A construction loan provides funds for the construction of one or more structures on developed land. Typically, Sunderland does an appraisal of the real value of the property and proposed improvements and will lend up to 75% of such value. In the event the construction loan is for the construction of multiple structures, such as a subdivision of homes, Sunderland will lend money based solely upon the construction of the model homes which are to be used to attract home buyers. Upon satisfactory completion of the model homes, Sunderland will provide an additional loan for the construction of the remainder of the subdivision. The additional loan amount will depend upon the pre-sales activity for the homes to be built. If the developer has signed a contract for the sale of a home, then Sunderland will generally lend up to 100% of the cost of construction to build such home. The loan amount for unsold houses varies and can exceed the 75% loan to value ratio of the model homes.

         DEVELOPMENT PROPERTY LOANS

         A development property loan consists of financing to complete the basic development of the property, such as utility installation and curbing, prior to construction. Upon completion of development, the property can readily be sold. Generally, Sunderland undertakes an appraisal of the real value of the property and will make a loan of up to 60% of such value.

         RAW AND UNIMPROVED LAND LOANS

         Unimproved Land Loan. Sunderland offers loans for the purchase and/or development of raw, unimproved land. Traditional lenders generally cannot make such loans because the potential for distorted valuations of such land impairs their ability to value the collateral appropriately. Generally, Sunderland determines whether to make such loans based upon the 90-day quick sale value of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which such land could actually be sold within 90 days, the approximate time of a foreclosure, as determined by contacting real estate brokers and others. Such value is generally the same as the cost of the land to the borrower. Typically, Sunderland will lend less than 60% of the "90-day quick sale value" and generally require that the borrower have invested in the property actual capital expenditures equal to at least 25% of the property's value.

         Raw Land Inventory Loan. Raw land inventory loans represent property which is outside current urbanization areas but which will be the next land to be developed. Such land contains no improvements or infrastructure (i.e. roads, sewer hook-ups, power lines), but such infrastructure is within the municipal plans for expansion. For raw land inventory, Sunderland also typically does a "90-day quick sale valuation", upon which it will generally lend up to 60% of such value. In addition, Sunderland usually requires that the Borrower has invested in the property actual capital expenditures equal to at least 20% of the value.

         BRIDGE LOANS

         A bridge loan provides financing for commercial borrowers to make improvements necessary for increasing the net operating income of the business so that they can qualify for institutional refinancing. Sunderland will value the existing property and generally loan up to 75% of such value.

         BROKERED LOANS; HOME MORTGAGE LOANS

         In addition to originating loans, Sunderland acts as a broker with respect to permanent residential loans. Upon completion of a construction loan involving residences, Sunderland typically offers the home buyers an opportunity to originate a home mortgage loan through Sunderland. In such event, because of the low interest rate involved in individual home mortgages, Sunderland will usually arrange the loan with the borrower and place the loan with another lender. Loans brokered by Sunderland typically meet the specific underwriting standards of the Government National Mortgage Association (Ginny Mae), Federal National Mortgage Association (Fanny Mae), and other such entities, which make such loans readily saleable in the secondary market.

COMPETITION

         Competition in the mortgage lending industry is intense. Many institutional and other financial lenders are engaged in originating mortgage loans. Sunderland considers its direct competitors to be the providers of non-conventional mortgage loans; that is, lenders who offer short-term, equity-based loans on an expedited basis for slightly higher fees and rates. To a lesser extent, Sunderland also competes with traditional mortgage lenders, such as banks and other financial institutions that offer conventional mortgage loans. Competition in Sunderland's market niche depends upon a number of factors, including price/rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services.

         Sunderland's principal competitors in its market niche as a non-conventional mortgage lender in the Nevada market include: Consolidated Mortgage Corp., and Interstate Mortgage Corp. Funding, both of which engage in originating the same types of loans as Sunderland. In the broader market, Sunderland's competitors consist of traditional mortgage lenders, which include Bank of America, Bank One, Wells Fargo, Residential Funding, First Security Bank, United Bank of Texas. Several of the companies against which Sunderland competes have substantially greater financial, technical and other resources than it.

REGULATION

         The operations of Sunderland are conducted through its wholly owned operating subsidiary, Capsource, and are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations.

         As a provider of mortgage loans, Sunderland is subject to certain government regulations regarding the origination and funding of those loans pursuant to Real Estate Settlement Procedure Act, Fair Credit Reporting Act, and Truth-in-Lending Act. Such acts require that Sunderland furnish a potential borrower with detailed information concerning, among other items, the identity of the creditor, the loan servicer, the intention to sell or service the loan (and percentage of loans sold in past three years), total finance charges, security, and payment schedules. Sunderland also furnishes to the borrower information regarding the transaction including a good faith estimate of the total costs involved coupled with a list of service providers for legal, appraisal, title examination and settlement services as well as a borrower information booklet which serves as a guide to a mortgage transaction. Pursuant to these regulations, Sunderland files a compliance notice confirming compliance with the delivery of such information to the prospective borrower. In addition, Sunderland files a compliance notice confirming that it notified the potential borrower of its intention to access a credit report and the borrower's right to request a copy of such report. In instances where the applicant is denied credit or the rate or charge for loans increase as a result of information obtained from a consumer credit agency, the Fair Credit Reporting Act of 1970, as amended, requires the lenders to supply the applicant with a name and address of the reporting agency.

         The Equal Credit Opportunity Act of 1974, as amended, and the Housing Financial Discrimination Act of 1977 prohibit creditors from discriminating against loan applicants on the basis of race, color, sex, age, marital status, national origin, ancestry, lending or lifestyle trends, neighborhood characteristics, or geographic area (unless the lender can demonstrate in the particular case that such consideration is required to avoid unsafe and unsound business practice). These laws restrict creditors from obtaining certain types of information from loan applicants and require certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial.

         Sunderland believes that it is in substantial compliance in all material respects with applicable local, state and federal laws, rules and regulations. There can be no assurance that laws, rules or regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict Sunderland's ability to originate or broker loans, further limit or restrict the amount of fees, interest and other charges earned on loans originated or brokered by Sunderland, or otherwise adversely affect the business of Sunderland.

         Capsource conducts its real estate mortgage business pursuant to a "privileged" license issued by the Nevada Division of Financial Institutions. Pursuant to Nevada Revised Statutes ("NRS") Sections 645B.010 through 645B.230 the Division has broad discretionary regulatory authority over Sunderland's activities, including, without limitation, the authority to conduct periodic regulatory audits with respect to all aspects of its operations. Sunderland is routinely audited and subject to extensive regulatory compliance supervision by the Nevada Division of Financial Institutions and, as such, subject to a broad range of disciplinary actions ranging from informal warnings to revocation of license.

         Because Sunderland's business is highly regulated, the laws, rules and regulations applicable to Sunderland are subject to regular modification and change. There can be no assurance that laws, rules or regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict Sunderland's ability to originate, service or broker loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated or brokered by Sunderland, or otherwise adversely affect the business or prospects of Sunderland.

PRIOR REGULATORY ACTIONS

         On February 11, 1999, the State of Nevada, Department of Business and Industry, Financial Institutions Division issued an Order Taking Possession of Mortgage Companies against Del Mar Mortgage and Michael V. Shustek, Chairman of the Board and Chief Executive Officer of Sunderland, which order alleged certain violations of the Nevada regulatory statutes and established a conservator to oversee operations and to conduct an audit of Sunderland's activities. On February 16, 1999, Mr. Shustek filed a lawsuit in the District Court of Clark County, Nevada, seeking, among other things, to have the Administrative Order vacated. Upon completion of the audit, the overseer reported that all deficiencies noted in the Division's report had been remedied, that no investor assets had been in jeopardy, that all loans were fully in trust, and that all of the investors' money had been properly accounted for. On March 29, 1999, pursuant to a court ordered stipulation, the Order was vacated in its entirety and operational control was returned to the licensee.

PROPERTIES

         Sunderland maintains its executive offices at 2901 El Camino Ave., Suite 206, Las Vegas, Nevada, consisting of approximately 7,000 square feet of office space, which houses Sunderland's marketing, loan processing and administrative functions. The current lease expires in March, 2004 and Sunderland anticipates that it will renew the lease or enter into a new lease for the same office space upon the expiration of the current term. Sunderland also presently rents another approximately 1,300 square feet of space under a lease that expires in November, 1999. It does not presently anticipate renewing this lease upon expiration.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of the Company, for the years ended December 31, 1998 and 1997 and the six months ended June 30, 1999 and 1998. This information should be read in conjunction with the Company's Financial Statements and accompanying notes thereto, "Selected Consolidated Financial Data" and other detailed information regarding the Company appearing elsewhere in this Prospectus. All operations of the Company are conducted through its wholly owned subsidiary, Capsource, Inc.

OVERVIEW

         Sunderland Corporation is a newly-created company resulting from the acquisition by Sunderland Acquisition Corporation, which had no operations, revenues or liabilities, of Capsource, Inc., an operating Nevada mortgage lending company, on April 27, 1999 in exchange for 20,000 (post-split) shares of common stock of Sunderland. Simultaneously, Sunderland Acquisition Corporation acquired certain assets and assumed certain liabilities of Del Mar Mortgage, Inc., a Nevada mortgage company, and Del Mar Holdings, Inc., a Nevada corporation, (the "Del Mar Entities") in exchange for 4,891,270 (post-split) shares of common stock of Sunderland. Upon effectiveness of these transactions, the Company changed its name to Sunderland Corporation and effected a 5-for-3 forward stock split of its common stock.

         Because Del Mar Holdings and Del Mar Mortgage and are related entities under common management and controlling ownership, the business combination between them has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Del Mar Entities and the restatement of their stockholders' equity for the shares issued by Sunderland in a manner similar to a stock split. Only certain assets of the Del Mar Entities were acquired by Sunderland; however, since the Del Mar Entities are considered the accounting acquirer in the business combinations with Sunderland and Capsource, the assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to the Del Mar Entities' shareholders. The transaction between the Del Mar Entities and Sunderland has been accounted for as a reverse acquisition of Sunderland by the Del Mar Entities and the assets of Sunderland have been recorded at historical cost since Sunderland was a shell corporation with no operations and only nominal assets prior to the transaction.

         The business combination between the Del Mar Entities and Capsource has been accounted for under the purchase method of accounting resulting in recognition of $1,390 in goodwill to be amortized over five years.

         As part of the transactions, the Company assumed $350,000 in liabilities of Del Mar Holdings.

RESULTS OF OPERATIONS:

COMPARISON OF YEAR ENDED DECEMBER 31, 1998 AND YEAR ENDED DECEMBER 31, 1997

         The historical combined operations of the Del Mar Entities for the year December 31, 1998 and 1997 are analyzed as follows:

         Revenue. The Company reported total revenues of approximately $7.2 million in 1998 an increase from $4.9 million in 1997. The increase in revenue was primarily due to an increase in fees charged on loan origination and an increase in loan funding activities outside the State of Nevada.

         General and Administrative Expenses. General and administrative expenses of $3.8 million for the year ended December 31, 1998 decreased from $4.7 million in 1997. General and administrative expenses increased primarily due to increased salary and office expenses from the Company's growth in loan volume and decreased due to the discontinuance in 1998 of the payment of referral fees to Shustek Investments Inc., a company related through common ownership. Referral fees were $1.5 million during 1997.

         Income (loss) before Income Taxes. As a result of the foregoing factors, income (loss) before income taxes of $2.7 million for 1998, increased from a loss of $400 thousand in 1997.

COMPARISON OF PRO FORMA SIX MONTH PERIOD ENDED JUNE 30, 1999 AND HISTORICAL COMBINED SIX MONTH PERIOD ENDED JUNE 30, 1998

         The pro forma financial statements for the six months ended June 30, 1999 have been presented to give effect to the transactions with the Del Mar Entities and Capsource as if the transactions had become effective at the beginning of the period. They are compared to the historical combined results of operations for the six months ended June 30, 1998.

         Revenue. The Company reported revenues of $5.8 million for the six months ended June 30, 1999, an increase from $3.6 million in the same period for 1998. The increase in revenue was primarily due to an increase in fees charged on loan origination and an increase in loan funding activities outside the State of Nevada.

         Sales and Marketing Expenses. Sales and marketing expenses of $0.9 million for the six months ended June 30, 1999 increased from $0.3 million in the same period for 1998. The increase in sales and marketing expenses is due to an increase in commissions paid primarily related to the increase in loans originated as discussed above.

         General and Administrative Expenses. General and administrative expenses of $2.8 million for the six months ended June 30, 1999 increased from $1.9 million in the same period for 1998. The increase in general and administrative expenses is primarily due to increased salary and office expenses from the Company's growth in loan volume.

         Income before Income Taxes. As a result of the foregoing factors, income before income taxes of $2.0 million for the six months ended June 30, 1999, increased from $1.4 million in the same period for 1998. Provision for income taxes was not made during 1998 as the Del Mar Entities were not subject to income taxes. However, pro forma provisions for income taxes for the six months ended June 30, 1999 and 1998 were $0.7 million and $0.4 million respectively.

LIQUIDITY AND FUNDING

         Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

         The Company has significant ongoing liquidity needs to support its existing business and continued growth. The Company's liquidity is actively managed on a periodic basis and the Company's financial status, including its liquidity, is reviewed periodically by the Company's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company.

         The Company has historically relied upon the cash flow from operations to provide for its capital requirements. Management believes that cash generated from operations, together with cash and trust deed investments on hand at June 30, 1999 will be sufficient to provide for its capital requirements for at least the next 12 months. The Company may seek additional equity financing in the latter part of 1999 through an offering of its common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $15 million and no more than $20 million. Further, the Company will be actively seeking initial credit lines/arrangements of no less than $100 million. There can no assurance that the Company will be able to complete a secondary offering or obtain credit lines.

CAPITAL AND LIQUIDITY

During the six months ended June 30, 1999, cash flows from operating activities provided $0.2 million compared to using $0.1 million during the same period during 1998. Investing activities consisted primarily of collections of mortgage loans of $0.6 million and purchases of mortgage loans in the amount of $0.6 million.

On a combined basis, cash provided by operating activities, after elimination of intercompany transactions increased to $2.6 million during the year ended December 31, 1998 compared to $0.1 million during the year ended December 31, 1997. This increase was primarily due to the increase in net income. Cash used in investing activities was $2.7 million during 1998, primarily from purchases of mortgage loans, compared to $0.2 in 1997. Cash used by financing activities of $0.5 million in 1998 resulted primarily from $1.6 million advanced to a related party, $0.5 million advance to a shareholder and $2.2 million received from the issuance of common stock. During 1997, financing activities provided cash of $0.7 million which consisted primarily of $0.6 million from issuance of common stock and $0.5 from borrowing under notes payable less $0.5 advanced to a related party.

At June 30, 1999, Sunderland had $0.2 million of cash and had $3.5 million in current assets. At that same date, current liabilities were $0.7 million. Stockholders' equity of $2.9 million included a receivable from a shareholder of $0.4 million at June 30, 1999. Accordingly, Sunderland appears to have sufficient working capital and capital to meet its operating needs in the near term without additional external financing.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of the Company.

         In October 1998, the FASB issued SFAS No. 134, ACCOUNTING FOR MORTGAGE-BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE LOANS HELD FOR SALE BY A MORTGAGE BANKING ENTERPRISE, AMENDMENT OF SFAS NO. 65. SFAS No. 134 requires mortgage banking enterprises to classify loans held for sale that they have securitized, based on their intent to sell or hold those investments. SFAS No. 134 is effective for the fiscal quarter beginning after December 15, 1998. The adoption of SFAS No. 134 is not expected to affect the consolidated financial statements of the Company.

YEAR 2000 PROBLEM

         Sunderland's assessments of the cost and timeliness of completion of Year 2000 modifications set forth below are based on management's best estimates, which are derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain internal and external resources and third party readiness plans. Furthermore, as the Company's Year 2000 initiative (described below) progresses, the Company continues to revise its estimates of the likely problems and costs associated with the Year 2000 problem and to adapt its contingency plan. However, there can be no assurance that any estimate or assumption will prove to be accurate.

         THE COMPANY'S YEAR 2000 INITIATIVE. The Company is conducting a comprehensive Year 2000 initiative with respect to its internal business-critical systems. This initiative encompasses information technology ("IT") systems and applications, as well as non-IT systems and equipment with embedded technology, such as fax machines and telephone systems, which may be impacted by the Year 2000 problem. Business-critical systems encompass internal accounting systems, including general ledger, accounts payable and financial reporting applications; and loan servicing systems; as well as the underlying technology required to support the software. The initiative includes assessing, remediating or replacing, testing and upgrading the Company's business-critical IT systems. Based upon a review of the contemplated and planned stages of the initiative, and testing done to date, the Company does not anticipate any material difficulties in achieving Year 2000 readiness with respect to its internal business-critical systems, and the Company anticipates that Year 2000 compliance with respect to virtually all its internal business-critical systems will be achieved by Mid-1999.

         In addition to its own internal IT systems and non-IT systems, the Company may be at risk from Year 2000 failures caused by or occurring to third parties. These third parties can be classified into two groups. The first group includes borrowers, lenders, vendors and other service providers with whom the Company has a direct contractual relationship. The second group, while encompassing certain members of the first group, is comprised of third parties providing services or functions to large segments of society, both domestically and internationally such as airlines, utilities and national stock exchanges.

         As is the case with most other companies, the actions the Company can take to avoid any adverse effects from the failure of companies, particularly those in the second group, to become Year 2000 ready is extremely limited.

         There can be no assurance that the systems of the Company or those third parties will be timely converted. Furthermore, there can be no assurance that a failure to convert by another company, or a conversion that is not compatible with the Company's systems or those of other companies on which the Company's systems rely, would not have a material adverse effect on the Company.

         The Company does not anticipate that it will incur additional expenditures in connection with any modifications necessary to achieve Year 2000 readiness. The Company estimates that is has incurred minimal costs of less than $10,000 related to its Year 2000 initiative through December 31, 1998.


                                   MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:


NAME                                AGE        TITLE
-----------------                   ---        ----------------------

Michael V. Shustek                  40         Chief Executive Officer and Director

Stephen J. Byrne                    41         President and Director

Lance Bradford                      32         Chief Financial Officer and Corporate Secretary

Michael J. Whiteaker                49         Vice-President of Regulatory Affairs

Robert J. Aalberts                  48         Director

Robert W. Fine                      63         Director

         All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, the Company's Bylaws provide for not less than one nor more than five directors. Currently, there are four directors of the Company. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

         The principal occupation and business experience for each officer and director of the Company, for at least the last five years are as follows:

         MICHAEL V. SHUSTEK serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Shustek founded Del Mar Mortgage in 1993 and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures and has built it into the second largest company of its kind in the state. During the same year, he also established Goldell Development, Inc., a company that specialized in residential and commercial construction. With the completion of the existing projects and the growth of Del Mar Mortgage, Goldell Development ceased operations in 1998. In 1990, Mr. Shustek started Shustek Investments, a company that originally specialized in property valuations for lending or investment purposes by third parties and which continues today as the primary vehicle for his private investment portfolio. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

         On February 11, 1999, the Nevada Division of Financial Institutions on an ex parte basis issued an administrative order against Del Mar Mortgage, Del Mar Holdings, Michael V. Shustek, and certain other parties, alleging non-compliance with the Mortgage Act, taking possession of the assets of Del Mar Mortgage, and installing an interim overseer to conduct an audit of Del Mar Mortgage's assets and operations. On February 16, 1999, Mr. Shustek filed a lawsuit in the District Court of Clark County, Nevada, seeking, among other things, to have the Administrative Order vacated. The interim overseer completed the audit and reported that, all deficiencies noted in the Division's most recent audit had been remedied, no investor's assets were ever in jeopardy, all loans were fully in trust, and all of Del Mar investor's money was properly accounted for. On March 26, 1999, pursuant to a court ordered stipulation, the Administrative Order was vacated in its entirety.

         STEPHEN J. BYRNE serves as President and a Director of the Company. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. Prior to joining Del Mar Mortgage, Mr. Byrne owned and operated Capsource, Inc., which he founded in February 1997, and which is involved in substantially the same asset lending activities as Del Mar Mortgage. From October, 1991 to February, 1997, Mr. Byrne served in Las Vegas as Vice-President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. In that capacity, he underwrote over $1.5 Billion in real estate, commercial and gaming industry loans. Mr. Byrne served in various capacities with First Interstate Bank, including management of the Diversified Asset Group based in Las Vegas and heading-up the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor's of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

         LANCE BRADFORD joined the Company in April of 1999 as Chief Financial Officer, Corporate Secretary, and Director. Since 1992, Mr. Bradford has been a partner in L. L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, Reno.

         MICHAEL J. WHITEAKER joined the Company in May, 1999 as its Vice-President of Regulatory Affairs. From 1982 to 1999, Mr. Whiteaker served with the State of Nevada as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. In this capacity, he supervised the activities of the examiners and served as the interface with management and/or board of directors of the regulated financial institutions. Mr. Whiteaker worked extensively on matters pertaining to both state and federal statutes, examination procedures and policy determination, credit administration for commercial, real estate, and consumer loans procedures, and all facets of operations management. From 1973 to 1982, Mr. Whiteaker was Assistant Vice-President of the Nevada National Bank, responsible for a variety of matters including loan reviews. Mr. Whiteaker received a Bachelor of Science degree in Management from the University of Nevada, Reno.

         ROBERT AALBERTS serves as a Director of the Company. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies chair at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University - Shreveport. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has either authored or co-authored books relating to the regulatory environment, law and business. His work is either cited in, and/or he is the author of, almost 100 legal articles, dealing with various aspects of real estate, business, and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

         ROBERT W. FINE serves as a Director of the Company. Since 1998, Mr. Fine has been the President of Equisource Group Ltd., a company providing investment-banking services to businesses seeking to raise capital or to become public companies. From 1993 to 1998, Mr. Fine was President of Transworld Healthcare, a company providing home healthcare products and services, during which period the company grew from less than $7 million in revenues to over $80 million. From 1990 to 1993, the year of its sale, Mr. Fine served as President of the Fortress Company, a manufacturer of healthcare mobility devices. For the seven years prior to joining Fortress, Mr. Fine was President of ConAc, a company that specialized in mergers and acquisitions. During this period, the company provided assistance in over 100 mergers, principally in the healthcare field. Mr. Fine received a Bachelor of Arts in Accounting degree from Bentley College, Waltham, Massachusetts.

EMPLOYMENT  AGREEMENTS

         The Company has entered into employment arrangements with Stephen Byrne, its President and a Director. Mr. Byrne was initially employed by Del Mar Mortgage, Inc. in October, 1998. Sunderland assumed Mr. Byrne's two- year employment agreement in April, 1999 which agreement provided for the services of Byrne as a loan officer and underwriter at a salary of $65,000. The employment agreement includes confidentiality and non-competition provisions which restrict him from using the Company's information and clientele for personal uses and from engaging in a competing business. Mr. Byrne does not have an employment agreement with Sunderland for serving as its President.

REMUNERATION

         The Company began payment to its personnel as of April, 1999. The Company has undertaken to pay Michael V. Shustek, as Chief Executive Officer of the Company, annual compensation of $720,000 and Stephen J.
Byrne, as President of the Company, annual compensation of $60,000.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         The Certificate of Incorporation and Bylaws of Sunderland provide that it shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all of its directors, as well as any of its officers or employees to whom the Company has agreed to grant indemnification.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the effective date of this prospectus regarding the beneficial ownership of Sunderland's common stock by each of its officers and directors and by each person who owns in excess of five percent of its common stock giving effect to the exercise of warrants or options held by the named securityholder.

                                                                                            PERCENT OF
                                       AMOUNT OF COMMON          PERCENT OF                 COMMON STOCK
                                       STOCK BENEFICIALLY        COMMON STOCK               BENEFICIALLY OWNED
NAME                                   OWNED(1)                  BENEFICIALLY OWNED         AFTER OFFERING(2)
----                                   ------------------        ------------------         ------------------

Michael V. Shustek                            3,270,000                53.1%                     53.1%

Chairman and Chief
Executive Officer
129 Augusta
Henderson, Nevada 89104

Stephen J. Byrne                                 30,200                    *                     *
President, Director
1808 Dalton Avenue
Henderson, Nevada 89104

Lance Bradford                                   30,000                    *                     *
Chief Financial Officer
and Corporate Secretary
3441 Eastern Avenue
Las Vegas, Nevada 89109



Michael J. Whiteaker                                  0                    0%                    0%
Vice-President of Regulatory Affairs

Robert J. Aalberts                                1,000                    *                     *
Director
311 Vallarte Drive
Henderson NV 89614

Robert W. Fine                                  400,000                    6.5%                  6.5%
Director
111 Ashley Avenue
Brielle, New Jersey 08730

All directors and                             3,731,200                    60.6%                 60.6%
executive officers as
a group (6 persons)


--------------------
* Less than 1%

(1) Based upon 6,161,270 shares outstanding giving effect to the Company's 5-for-3 forward stock split in April, 1999.

(2)  No new shares are being issued in this offering.

                             SELLING SECURITYHOLDERS

         Sunderland is registering for offer and sale shares of its common stock held by certain security holders. The selling securityholders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and "Selling Securityholders May Sell Shares at any Price or Time."

         Subsequent to the effective date of this prospectus, the Company intends to apply for quotation on the OTC Bulletin Board which is maintained by Nasdaq for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE "RISK FACTORS--No Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

         All of the shares registered herein will become tradeable on the effective date of this prospectus.

         The following table sets forth the beneficial ownership of the shares held by each person who is a selling securityholder and by all selling securityholders as a group.


NAME OF                                                               NUMBER
BENEFICIAL OWNER                                                      OF SHARES        PERCENT OF STOCK OWNED
(ADDRESS PROVIDED IN                           COMMON STOCK           REGISTERED       PRIOR TO         AFTER
EXHIBIT HERETO)                                OWNED                  FOR SALE         OFFERING (1)     OFFERING (2)
---------------                                -----                  --------         ------------     ------------

ROBERT ALBERTS                                    1,000                  1,000                *            0.00%

ANTHONY ALFANO &                                    100                    100                *            0.00%
MADELINE ALFANO TEN COM

MARCELLA ARDELEAN                                   200                    200               0.00%         0.00%

CLARK CENTRAL AVE                                10,000                 10,000                *            0.00%


CELENE AYALA                                      200                    200                 *            0.00%

ADNAN AYDIN                                       100                    100                 *            0.00%

ADNAN AYDIN CUST                                  100                    100                 *            0.00%
ALAN AYDIN

FUAT AYDIN CUST                                   100                    100                 *            0.00%
ALBERT FUAT AYDIN

FUAT AYDIN CUST                                   100                    100                 *            0.00%
BRENDA ALICIA AYDIN

CORA AYDIN CUST                                   100                    100                 *            0.00%
CHRISTOPHER AYDIN

CORA AYDIN CUST                                   100                    100                 *            0.00%
NYMAN AYDIN

ADNAN AYDIN CUST                                  100                    100                 *            0.00%
ROBERT AYDIN

ANNETTE BAER                                    4,000                  4,000                 *            0.00%

COURTNEY BAUMANN                                  200                    200                 *            0.00%

ADELE BERGER CUST                                 100                    100                 *            0.00%
ERICA CAMILLE BERGER

ADELE BERGER CUST                                 100                    100                 *            0.00%
JOSHUA DEREK BERGER

BARBARA JANE BERNET                               200                    200                 *            0.00%

GORANA C. BIER                                    100                    100                 *            0.00%

ROBERT R. BIER                                  1,000                  1,000                 *            0.00%
FBO JUSTIN EDWARD BIER
EDUCATION TRUST

ROBERT R BIER CUST                                100                    100                 *            0.00%
JUSTIN BIER

ROBERT BIER                                     1,000                  1,000                 *            0.00%

ROBERT R. BIER &                                  100                    100                 *            0.00%
GORANA C. BIER TEN COM

LYNDA GRAHILL BLAND C/F                           100                    100                 *            0.00%
CARSON GRAHILL BLAND

SUZIE J. BOPP                                     200                    200                 *            0.00%

NICHOLAS BOUSTISKARIS                             100                    100                 *            0.00%



SCOTT BOUTISKARIS                                 100                    100                 *            0.00%

ISABEL BRANCO CUST                                100                    100                 *            0.00%
ANTHONY BRANCO

LISA H. BREDHOFF                                  100                    100                 *            0.00%

RICHARD T. BREDHOFF                               200                    200                 *            0.00%

SUSAN JOAN BREDHOFF                               200                    200                 *            0.00%

DONALD R. MATZ CUST                               100                    100                 *            0.00%
DARREN BRILL

DONALD M. MATZ CUST                               100                    100                 *            0.00%
KRISTEN BRILL

HERMAN BROCKMAN                                 3,750                  3,750                 *            0.00%

BROOKSIDE ASSOCIATES INC.                         250                    250                 *            0.00%

BRUTELLO INVESTMENTS NV                       280,000                280,000               4.54%          0.00%

SILVIA BUCKLEY                                    200                    200                 *            0.00%

STEPHEN BYRNE                                   30200                    200                 *              *

RUI L. CALEIRO CUST                               200                    200                 *            0.00%
LUIS M CALEIRO

RICHARD DE CAPUA                                  250                    250                 *            0.00%

AURELIO CARDOSO                                 1,000                  1,000                 *            0.00%

RYAN J CARTER                                     250                    250                 *            0.00%

PAT A CASTELLANO                                  500                    500                 *            0.00%

WAYNE FRANCIS CEBOLLERO CUST                      100                    100                 *            0.00%
JUSTIN M. CEBOLLERO

LISA M. CEBOLLERO &                               100                    100                 *            0.00%
WAYNE FRANIS CEBOLLERO JT TEN

WAYNE FRANCIS CEBOLLERO CUST                      100                    100                 *            0.00%
NICHOLAS A CEBOLLERO

WAYNE FRANCIS CEBOLLERO                           100                    100                 *            0.00%

DOMINIC CERVELLO                               10,000                 10,000                 *            0.00%

JOAN CHARKOWSKI                                 5,500                  5,500                 *            0.00%



VITO J CHIARAVALLOTI                            1,000                  1,000                 *            0.00%

DANIEL CHIN CUST                                  100                    100                 *            0.00%
ALEXANDER G CHIN

DANIEL CHIN CUST                                  100                    100                 *            0.00%
SARAH A CHIN

DANIEL A CHIN CUST                                100                    100                 *            0.00%
SIMON CHIN

DANIEL CHIN CUST                                  100                    100                 *            0.00%
STEVEN A CHIN

JULIE COHEN CUST                                  100                    100                 *            0.00%
DAVID COHEN

JULIE COHEN CUST                                  100                    100                 *            0.00%
KRISTEN COHEN

JULIE COHEN CUST                                  100                    100                 *            0.00%
STEVEN COHEN

ARTHUR R TALBOT CUST                              100                    100                 *            0.00%
MELODY E COLACINO

ARTHUR R. TALBOT CUST                             100                    100                 *            0.00%
NICHOLAS COLACINO

GAIL ANN KRAUS CUST                               100                    100                 *            0.00%
KEVIN PATRICK COLLINS

PAUL R. CONNAGHAN &                              5200                    200                 *              *
SUSAN E. CONNAGHAN JT TEN

SEAN R. CRONIN CUST                               100                    100                 *            0.00%
COLE PARKER CRONIN

SEAN R. CRONIN                                    100                    100                 *            0.00%

KRISTEN L CURRY                                 4,000                  4,000                 *            0.00%

MARIA CUTINELLO CUST                              100                    100                 *            0.00%
AIMEE CUTINELLO

MARIA CUTINELLO CUST                              100                    100                 *            0.00%
CHRISTINE CUTINELLO

MARCO CUTINELLO &                                 100                    100                 *            0.00%
BARBARA CUTINELLO TEN COM

MARIA CUTINELLO                                   100                    100                 *            0.00%

MARK T CUTINELLO                                  500                    500                 *            0.00%



DAWNMARIE DAMIANI                                 100                    100                 *            0.00%

JACOBS JOSEPH DANOVAN                             200                    200                 *            0.00%

JOHN DAWSON                                     8,200                  8,200                 *            0.00%

SHANNON H. DAWSON                                 200                    200                 *            0.00%

JANET E DENISI CUST                               100                    100                 *            0.00%
GAIA DENISI

JANET E. DENISI                                   100                    100                 *            0.00%

SAMUEL F. DENISI                                  100                    100                 *            0.00%

DAWNMARIE DAMIANI                                 100                    100                 *            0.00%
C/F NICOLE DEQUARTO

DAWNMARIE DAMIANI CUST                            100                    100                 *            0.00%
PETER DEQUARTO

ROBERT DIBIAS                                   3,000                  3,000                 *            0.00%

DILLON INVESTMENTS LTD                        280,000                280,000               4.54%          0.00%

RICHARD DINARDO                                   200                    200                 *            0.00%

EVA CHRISTINA DOTSON                              200                    200                 *            0.00%

RICHARD DRIGGERS                               71,865                 71,865               1.17%          0.00%

GRACE B. EARLY                                    500                    500                 *            0.00%

ERROL ERKMAN                                      100                    100                 *            0.00%

RONALD FAVOR JR.                                  250                    250                 *            0.00%

ANDREW L. FELD CUST                               100                    100                 *            0.00%
DYANNA R. FELD

ANDREW L. FELD CUST                               100                    100                 *            0.00%
MICHAEL C. FELD

ROBERT FERRA                                      200                    200                 *            0.00%

ELIZABETH FILIPPATOS C/F GEORGE                   100                    100                 *            0.00%
J. FILIP

GEORGE FILIPATOS C/F RONNIE                       100                    100                 *            0.00%
FILIPATOS

ELIZABETH FILAPPATOS CUST                         100                    100                 *            0.00%
ELENI JANE FILIPPATOS



KATHY FILIPPATOS C/F JERRY                        100                    100                 *            0.00%
FILIPPATOS

DAVID M. FINE                                   1,000                  1,000                 *            0.00%

JANET E. FINE                                   3,000                  3,000                 *            0.00%

JONATHAN E. FINE                                1,000                  1,000                 *            0.00%

MILLIE FORD C/F WAYNE E. FORD                     100                    100                 *            0.00%

MILLIE FORD C/F LEAH N. FORD                      100                    100                 *            0.00%

WAYNE FORD                                      1,500                  1,500                 *            0.00%

ARVIS FORREST                                  24,000                 24,000                 *            0.00%

DEAN GALASSO & LORI GALASSO TEN                   100                    100                 *            0.00%
COM

LOUIS GALASSO III C/F CHRISTINA                   100                    100                 *            0.00%
GALASSO

PAUL P. GALASSO                                   100                    100                 *            0.00%

ANTHONY GATTINI                                   100                    100                 *            0.00%

ANTHONY GATTINI C/F RYAN                          100                    100                 *            0.00%
MATTHEW GATTINI

MARIAN GEORGELES                                  100                    100                 *            0.00%

GARY GERACI                                     3,600                  3,600                 *            0.00%

CHARLES ERIC VON GOERKEN                        5,000                  5,000                 *            0.00%

CAROLYN G. GOLDMAN                                200                    200                 *            0.00%

JOHN GRAHILL C/F ROBERT J.                        100                    100                 *            0.00%
GRAHILL

MADELYN J. GRAHILL                              1,500                  1,500                 *            0.00%

LAURA GRANELLI CUST                               100                    100                 *            0.00%
KARA GRANELLI

PIERTO GRASTELLA                                  500                    500                 *            0.00%

DR BERNARD GREENBLATT TR                      200,000                200,000               3.25%          0.00%

BERNARD GREENBLATT TTEE FBO                    50,000                 50,000                 *            0.00%
BERNARD GREENBLATT DTD 7-15-
1996

JOHN GREICO                                    21,402                 21,402                 *            0.00%



BENNY GUASTELLA                                   100                    100                 *            0.00%

JACK GUASTELLA CUST                               100                    100                 *            0.00%
CHRISTINA GUASTELLA

JACK GUASTELLA &                                  100                    100                 *            0.00%
ESTHER GUASTELLA JT TEN

LAURA GUASTELLA CUST                              100                    100                 *            0.00%
KIMBERLY M GUASTELLA

JACK GUASTELLA CUST                               100                    100                 *            0.00%
PETER GUASTELLA

LAURIE GUASTELLA CUST                             100                    100                 *            0.00%
SARAH E GUASTELLA

ALBERT MARK GUERRIERO                           1,000                  1,000                 *            0.00%

CARL GURNEY                                       500                    500                 *            0.00%

VALERIE A GUSTOFSON CUST                          100                    100                 *            0.00%
BETH A GUSTOFSON

VALERIE ANNE GUSTOFSON CUST                       100                    100                 *            0.00%
ERIC M GUSTOFSON

VALERIE A GUSTOFSON CUST                          100                    100                 *            0.00%
KIMBERLY GUSTOFSON

VALERIE ANNE GUSTOFSON                            100                    100                 *            0.00%

STEVE HALDEMEN                                  1,800                  1,800                 *            0.00%

DONNA HIRSCH CUST                                 100                    100                 *            0.00%
LEA C HIRSCH

RICHARD HIRSCH                                    100                    100                 *            0.00%

DONNA L HIRSH                                     100                    100                 *            0.00%

FRANK HOEFERT III                                 300                    300                 *            0.00%

ROBERT HORNSTEIN                                5,000                  5,000                 *            0.00%

BEVERLY HUNT                                      100                    100                 *            0.00%

RAY HUNT CUST                                     100                    100                 *            0.00%
ERIC E HUNT

RAY HUNT CUST                                     100                    100                 *            0.00%
JASON J HUNT

RAY HUNT CUST                                     100                    100                 *            0.00%



JOSEPH R HUNT

RAY HUNT                                          100                    100                 *            0.00%

SYCAMORE GROUP LTD INC.                         1,000                  1,000                 *            0.00%

ANTHONY INVERNO CUST                              250                    250                 *            0.00%
ANTHONY INVERNO

ANTHONY J INVERNO                                 250                    250                 *            0.00%

DEBRA INVERNO                                     250                    250                 *            0.00%

ANTHONY INVERNO CUST                              250                    250                 *            0.00%
GORDON INVERNO

IAN A. INVERNO                                    250                    250                 *            0.00%

DONOVAN JACOBS                                 31,603                 31,603                 *            0.00%

DANIEL R JAYSON CUST                              100                    100                 *            0.00%
ANDREW F JAYSON

DANIEL R. JAYSON                                  100                    100                 *            0.00%

DANIEL R JAYSON CUST                              100                    100                 *            0.00%
NICHOLAS D JAYSON

THOMAS J KACEREK CUST                             100                    100                 *            0.00%
KRYSTINA KACEREK

THOMAS J KACEREK CUST                             100                    100                 *            0.00%
THOMAS KACEREK JR

THOMAS KACEREK                                    500                    500                 *            0.00%

GEORGE KALOPOULOS                               4,000                  4,000                 *            0.00%

GEORGE KALOPOULOS CUST                            100                    100                 *            0.00%
GRIGORIA KALOPOULOS

GEORGE KALOPOULOS CUST                            100                    100                 *            0.00%
OLGA KALOPOULOS

HARRY KARIS                                     1,000                  1,000                 *            0.00%

MIKE KHODA                                      1,000                  1,000                 *            0.00%

MIKE KHODA CUST                                   100                    100                 *            0.00%
SENA KHODA

JOHN PAUL KIRWIN III CUST                         100                    100                 *            0.00%
ALEXANDER GARNETT KIRWIN



JOHN KIRWIN CUST                                  100                    100                 *            0.00%
BEATRIX DOROTHY KIRWIN

JOHN PAUL KIRWIN CUST                             100                    100                 *            0.00%
CAROLINE HUNTLEY KIRWIN

JOHN PAUL KIRWIN III                            1,000                  1,000                 *            0.00%

STEVE KOZMARY                                  25,000                 25,000                 *            0.00%

MARVIN F. KRAUSHAR                                100                    100                 *            0.00%

MARC LANTZMAN CUST                                100                    100                 *            0.00%
DAVID LANTZMAN

MARC LANTZMAN CUST                                100                    100                 *            0.00%
ELSA LANTZMAN

MARC LANTZMAN CUST                                100                    100                 *            0.00%
JUSTIN LANTZMAN

MARC LANTZMAN                                     200                    200                 *            0.00%

DENISE LAVROFF CUST                               100                    100                 *            0.00%
ANDREW U LAVROFF

DENISE LAVROFF                                    100                    100                 *            0.00%

DENISE LAVROFF CUST                               100                    100                 *            0.00%
MARISSA E LAVROFF

DENISE LAVROFF CUST                               100                    100                 *            0.00%
SARAH A LAVROFF

STEVE LEWKOWICZ CUST                              100                    100                 *            0.00%
DANIEL A LEWKOWICZ

STEVE LEWKOWICZ CUST                              100                    100                 *            0.00%
JOSHUA G LEWKOWICZ

STEVE LEWKOWICZ CUST                              100                    100                 *            0.00%
MICHELLE I LEWKOWICZ

STEVEN A. LEWKOWICZ                               100                    100                 *            0.00%

LHS ASSOCIATES & CO LP                          2,000                  2,000                 *            0.00%

JOHN C. LISH                                    2,000                  2,000                 *            0.00%

ELYSSE R. LONDON                                  100                    100                 *            0.00%

GAIL LONDON                                       100                    100                 *            0.00%

JEFFERY LONDON                                  1,000                  1,000                 *            0.00%



LEONA LUBLINER                                 12,000                 12,000                 *            0.00%

EDWARD LUBRANO CUST                               100                    100                 *            0.00%
ANTHONY LUBRANO

EDWARD LUBRANO CUST                               100                    100                 *            0.00%
CHRISTOPHER LUBRANO

EDWARD LUBRANO                                  1,250                  1,250                 *            0.00%

JOE LUBRANO                                     1,000                  1,000                 *            0.00%

JOE LUBRANO SR CUST                               100                    100                 *            0.00%
JOE LUBRANO JR

DARLENE B LYNDES                                1,000                  1,000                 *            0.00%

CHRISTINE MANGIONE                                200                    200                 *            0.00%

JORGE MASIHY CUST                                 150                    150                 *            0.00%
ALEXANDRIA MASIHY

JORGE MASIHY CUST                                 150                    150                 *            0.00%
JORGE E. MASIHY

JOAN D MASINO                                     100                    100                 *            0.00%

RANDY J MATZ CUST                                 100                    100                 *            0.00%
DANIEL A MATZ

DON MATZ                                       10,000                 10,000                 *            0.00%

DONALD ROBERT MATZ                              1,500                  1,500                 *            0.00%

RANDY J MATZ CUST                                 100                    100                 *            0.00%
SAMANTHA F MATZ

PEGGY SUE MAY                                   40200                    200                 *              *

COLIN MCCAVITT                                  1,500                  1,500                 *            0.00%

ROBERT MCMULLEN CUST                              100                    100                 *            0.00%
MATTHEW R. MCMULLEN

ROBERT MCMULLEN CUST                              100                    100                 *            0.00%
MORGAN E MCMULLEN

ROBERT MCMULLEN                                   100                    100                 *            0.00%

DEETTE MCPHERSON                                  200                    200                 *            0.00%



LINDA MERIALDO                                 20,000                 20,000                 *            0.00%

HUGH MERRIMAN                                  29,200                 29,200                 *            0.00%

JULIET MEYERS                                     200                    200                 *            0.00%

MABELINE MITCHELL                                 200                    200                 *            0.00%

STEPHEN G MOORE CUST                              100                    100                 *            0.00%
BRITTANY MOORE

STEPHEN G MOORE JR CUST                           100                    100                 *            0.00%
KAYLA MOORE

STEPHEN G MOORE CUST                              100                    100                 *            0.00%
STEPHEN G MOORE

STEPHEN G MOORE &                                 100                    100                 *            0.00%
JANET M MOORE JT TEN

JERRY MOREO                                    10,000                 10,000                 *            0.00%

TRACY LIN CULINNAN CUST                           200                    200                 *            0.00%
CHREESTINE T MULLEN

TRACY LIN CULLINAN CUST                           200                    200                 *            0.00%
JAMES M MULLEN

PATRICK MURRAY CUST                               100                    100                 *            0.00%
ADEN MURRY

TIM MURRAY CUST                                   100                    100                 *            0.00%
EMMA MURRY

PATRICK MURRAY CUST                               100                    100                 *            0.00%
MEGHAN MURRY

NORBERTO M NEVES                                  100                    100                 *            0.00%

ELENI NICOLA                                      100                    100                 *            0.00%

ELENI NICOLA &                                    100                    100                 *            0.00%
PANAYIS NICOLA JT TEN

PANAYIS NICOLA                                    100                    100                 *            0.00%

CHRIS NICOLAOU                                    100                    100                 *            0.00%

CHRIS NICOLAOU &                                  100                    100                 *            0.00%
GEORGIA NICOLAOU JT TEN

GEORGIA NICOLAOU                                  100                    100                 *            0.00%



NICHOLAS NICOLAOU                                 100                    100                 *            0.00%

CHRIS NICOLAOU CUST                               100                    100                 *            0.00%
NICHOLAS NICOLAOU

PETER NICOLAOU                                    100                    100                 *            0.00%

PETER NICOLAOU                                    100                    100                 *            0.00%

JESSICA NILSSON                                   200                    200                 *            0.00%

ROBERT OGREN                                   60,000                 60,000                 *            0.00%

RICHARD S OLIN                                    250                    250                 *            0.00%

JORGE MASIHY CUST                                 150                    150                 *            0.00%
ALEHANDRO M. ORTIZ

JORGE MASIHY CUST                                 150                    150                 *            0.00%
PAOLA A. ORTIZ

DIMITRIOS PAPAZOGLOU CUST                         100                    100                 *            0.00%
DIMITRI PAPAZOGLOU

DIMITRIOS PAPAZOGLOU &                          1,600                  1,600                 *            0.00%
MAPLE E PAPAZOGLOU JT TEN

DIMITRIOS PAPAZOGLOU CUST                         100                    100                 *            0.00%
NATASHA PAPAZOGLOU

DIMITRIOS PAPAZOGLOU CUST                         100                    100                 *            0.00%
XENOPHON PAPAZOGLOU

PAXTON LTD                                     80,000                 80,000               1.30%          0.00%

PETER PERILLO CUST                                100                    100                 *            0.00%
MICHAEL P PERILLO

DENISE M PETRELLO CUST                            100                    100                 *            0.00%
NICHOLAS A PETRELLO

DENISE M PETRELLO CUST                            100                    100                 *            0.00%
WILLIAM J PETRELLO

LEI SHINE PI                                      200                    200                 *            0.00%

KELLIE PIAZZA                                     200                    200                 *            0.00%

ANNE PINK                                      10,000                 10,000                 *            0.00%

A.W. POHLMAN                                   30,000                 30,000                 *            0.00%

ANDY POLITI CUST                                  100                    100                 *            0.00%
ALEXA T. POLITI



ANDY POLITI CUST                                  100                    100                 *            0.00%
BRIANA L POLITI

MARY POLITI                                       200                    200                 *            0.00%

ANDY POLITI CUST                                  100                    100                 *            0.00%
NIKKI A POLITI
UNIF TRAN MIN ACT NJ

KAREN PRATA                                     1,000                  1,000                 *            0.00%

ANDREW RADMIN CUST                                100                    100                 *            0.00%
ALANA B RADMIN

ANDREW RADMIN CUST                                100                    100                 *            0.00%
ALEXANDER C RADMIN

ANDREW I. RADMIN                                1,450                  1,450                 *            0.00%

ESTATE OF RUTH RADMIN                             100                    100                 *            0.00%
ANDREW I. RADMIN PERS/REP

WILLIAM S. REDD TTEE                           30,000                 30,000                 *            0.00%

RETINA CENTER OF NEW JERSEY                       100                    100                 *            0.00%
PA RETIREMENT PLAN

SHERRY RHYMER                                   1,250                  1,250                 *            0.00%

SHERRY RHYMER &                                   100                    100                 *            0.00%
BRYAN E RHYMER JT

ROGERS & HALDERMAN LTD.                         8,400                  8,400                 *            0.00%
CPAS - PROFIT SHARING PLAN

PAUL ROGERS                                     1,800                  1,800                 *            0.00%

WILLIAM H. RORKE                                  100                    100                 *            0.00%

DAVID RUSSO                                       200                    200                 *            0.00%

SHERRY RYMER CUST                                 100                    100                 *            0.00%
DANA RYMER

SHERRY RYMER CUST                                 100                    100                 *            0.00%
DREW RYMER

ELAINE SHERMAN                                 10,000                 10,000                 *            0.00%

STELLA M. SHIH CUST                               100                    100                 *            0.00%
JAMES S SHIH

STELLA SHIH                                       100                    100                 *            0.00%



STELLA M SHIH CUST                                100                    100                 *            0.00%
TIMOTHY Y SHIH

EMANUEL SHUSTEK                                   100                    100                 *            0.00%

JOSEPH SOHLER                                     100                    100                 *            0.00%

YOLANDA M SOHLER                                  100                    100                 *            0.00%

JAMES SOUZA JR.                                 1,600                  1,600                 *            0.00%

ANTHONY SPATOLA                                   100                    100                 *            0.00%

CATHY SPATOLA                                     100                    100                 *            0.00%

ANTHONY SPATOLA CUST                              100                    100                 *            0.00%
DANIELLE SPATOLA

FRAN SPATOLA                                      200                    200                 *            0.00%

MICHAEL V. SPATOLA                                100                    100                 *            0.00%

NICHOLAS J. SPATOLA                               100                    100                 *            0.00%

PAUL V. SPATOLA                                   100                    100                 *            0.00%

PETER SPATOLA                                   1,000                  1,000                 *            0.00%

ROSARIO SPATOLA                                 2,500                  2,500                 *            0.00%

SAMMY V. SPATOLA                                  100                    100                 *            0.00%

VICKI A SPATOLA                                   100                    100                 *            0.00%

EDWARD SPINELLO CUST                              100                    100                 *            0.00%
AMANDA N SPINELLO

CHRIS SPINELLO                                  2,000                  2,000                 *            0.00%

DAVID SPINELLO                                    100                    100                 *            0.00%

EDWARD A. SPINELLO                                500                    500                 *            0.00%

CHRISTOPHER SPINELLO &                            100                    100                 *            0.00%
JENNIFER SPINELLO JT

GEORGE M. SPIRIDIS                              2,900                  2,900                 *            0.00%

BEN SPIRN                                         250                    250                 *            0.00%

MARC SPIRN                                        250                    250                 *            0.00%

SHARON SPIRN                                      250                    250                 *            0.00%



DON STANLEY                                    20,000                 20,000                 *            0.00%

WILLIAM DON STANLEY                             1,500                  1,500                 *            0.00%

MARVIN STARKER                                 13,000                 13,000                 *            0.00%

CHARLES C. STRILLACCI                             100                    100                 *            0.00%

CHALES STRILLACCI CUST                            100                    100                 *            0.00%
CHARLEY L STRILLACCI

ARTHUR R. TALBOT                                  100                    100                 *            0.00%

GREGORY J. TAYLOR                                 200                    200                 *            0.00%

GINA M. TORRETA                                   100                    100                 *            0.00%

JACK TORRETTA CUST                                100                    100                 *            0.00%
CALOGERO TORRETTA

JACK TORRETTA                                     100                    100                 *            0.00%

ADAMA TOURE                                       100                    100                 *            0.00%

ADAMA TOURE &                                     100                    100                 *            0.00%
DONNA TOURE JT TEN

MEGAN TRACY                                       100                    100                 *            0.00%

JENNIFER E. TSUNETA                             10200                    200                 *              *

WILLIAM S. REDD TTEE                            5,000                  5,000                 *            0.00%
THE REDD 1996 TRUST

UNITED ENTERPRISES SA                         280,000                280,000               4.54%          0.00%

JOHN URBAN                                      2,000                  2,000                 *            0.00%

VASSAR OVERSEAS CORPORATION                   146,700                146,700               2.38%          0.00%

LAURENE VOLKEL CUST                               100                    100                 *            0.00%
CHASEN VOLKEL

LAURENE VOLKEL                                    100                    100                 *            0.00%

ROBERT VOLKEL &                                 1,250                  1,250                 *            0.00%
LAWRENCE R VOLKEL
FBO VOLKEL FAMILY TRUST

LAURENE VOLKEL CUST                               100                    100                 *            0.00%
TROY VOLKEL

GINA VORRIUS CUST                                 100                    100                 *            0.00%



ALESSIA VORRIUS

GINA L. VORRIUS                                   100                    100                 *            0.00%

GINA VORRIUS CUST                                 100                    100                 *            0.00%
JENNA VORRIUS

CLIFFORD D. WANGERIN                              200                    200                 *            0.00%

BETTY JUNE WATSON                                 200                    200                 *            0.00%

KRISTEN WEISSLEADER                               200                    200                 *            0.00%

CATHLEEN M WERRLEIN                               100                    100                 *            0.00%

MIKE J. WHITEAKER                                 200                    200                 *            0.00%

ANTHONY SPATOLA CUST                              100                    100                 *            0.00%
DREW WOODS

PAULA WOODS                                       100                    100                 *            0.00%

KENNETH H. WYATT &                              1,500                  1,500                 *            0.00%
PHYLLIS P WYATT

RUSSEL J. YEAGER CUST                             100                    100                 *            0.00%
KEVIN J. YEAGER

RICHARD A. YOKEN                                2,000                  2,000                 *            0.00%

MICHAEL E. YOUNG CUST                             100                    100                 *            0.00%
GREGORY S YOUNG

HENRY YOUNG                                    10,000                 10,000                 *            0.00%

HENRY YOUNG                                     1,500                  1,500                 *            0.00%

MICHAEL E. YOUNG CUST                             100                    100                 *            0.00%
JEREMY A YOUNG

MICHAEL E. YOUNG CUST                             100                    100                 *            0.00%
RACHEL B YOUNG

JOHN N. ZEMKOSKI CUST                             100                    100                 *            0.00%
JENNA N. ZEMKOSKI

JOHN ZEMKOSKI CUST                                100                    100                 *            0.00%
JOHN M. ZEMKOSKI
                                            ----------             ---------
      TOTAL NUMBER OF SHARES:                2,011,270             1,926,270
                                            ----------             ---------
                                            ----------             ---------


------------------------
*   Denotes less than 1%.

(1) Assumes 6,161,270 shares of common stock outstanding.

(2) Assumes sale of all shares offered by the selling securityholders.

         In the event the selling securityholders receive payment for the sale of their shares, Sunderland will not receive any of the proceeds from such sales. Sunderland is bearing all expenses in connection with the registration of the shares of the selling securityholders.

         The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit the Company to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective simultaneously with the acquisition of the outstanding shares of Capsource, Inc. and the acquisition of certain assets and assumption of certain liabilities of Del Mar Holdings, Inc. and Del Mar Mortgage, Inc., Stephen J. Byrne, the then-president of Capsource, Inc., became President and a director of the Company, and Michael V. Shustek, the founder and president of Del Mar Mortgage and Del Mar Holdings, became Chief Executive Officer and Chairman of the Board of the Company.

         Del Mar Mortgage has paid referral fees on loans originated by it to a related party wholly-owned by Michael V. Shustek. The referral fees paid by Del Mar Mortgage ranged from 33% to 100% of the loan origination fee charged by Del Mar Mortgage. Sunderland anticipates that it may continue to pay such referral fees for referrals of loans originated by Sunderland.

VOTING TRUST AGREEMENT

         A voting trust agreement was executed among Sunderland Acquisition Corporation, Michael V. Shustek, and Stephen J. Byrne, and his successors (the "Trustee") in trust, dated as of February 28, 1999 and which remains in effect through February 27, 2000. Under the terms of this agreement, the Trustee will vote Mr. Shustek's shares on all matters on which shareholders are entitled to vote in the same proportion as the remaining shares are voted by the holders thereof. It is unlikely that this agreement will be extended beyond the termination date.

                            DESCRIPTION OF SECURITIES

         The Company has authorized capital of 100,000,000 shares of Common stock, $.0001 par value, and 20,000,000 shares of preferred stock, $.0001 par value. As of the date hereof, the Company has 6,161,270 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

SHARES OF COMMON STOCK

         The Company is not offering for sale any shares of common stock in this registration statement. The selling securityholders of Sunderland are registering an aggregate of 1,926,270 shares of common stock for sale at price to be determined in the future.

         Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and nonassessable.

         The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

PENNY STOCK REGULATION

         Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities reach and maintain a market price of $5.00 or greater.

NONCUMULATIVE VOTING

         Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PREFERRED STOCK

         The Company's Certificate of Incorporation authorize the issuance of 20,000,000 shares of non-designated preferred stock, $.0001 par value per share. There has been no preferred stock designated or issued.

         The Board of Directors of the Company is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

         The above descriptions concerning the stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET AND OTC BULLETIN BOARD MAINTAINED BY NASDAQ

         If it meets the qualifications, Sunderland intends to apply for quotation of its securities on the OTC Bulletin Board which is maintained by Nasdaq. An application on Form 15c211 for acceptance for quotation of its securities on the OTC Bulletin Board was previously filed on July 24, 1999. After review, Sunderland was denied listing until such time as it had a broader base of shareholders holding unrestricted stock.

         If the Company's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it

         (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and

         (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.
To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board the Company's securities will trade on the OTC Bulletin Board until such future time, if at all, that the Company applies and qualifies for admission for listing on the Nasdaq SmallCap Market. There can be no assurance that the Company will ever qualify or if qualified that it will be accepted for listing of its securities on the Nasdaq SmallCap Market.

         To qualify for admission for listing on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

         (1) be registered under the Securities Exchange Act of 1934;

         (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

         (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

         (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

         (5) have a minimum bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

TRANSFER AGENT AND REGISTRAR

         StockTrans, Inc., Ardmore, Pennsylvania, serves as the transfer agent for Sunderland.

REPORTS TO SHAREHOLDERS

         Sunderland will furnish to its shareholders annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.

                              PLAN OF DISTRIBUTION

         Sunderland will not receive the proceeds from the sale of the shares by the selling securityholders.

         The selling securityholders' shares may be sold to purchasers from time to time directly by and subject to the discretion of the selling securityholders. The selling securityholders may from time to time offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling securityholders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling securityholders or by agreement between the selling securityholders and any underwriters.

         Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offer is made by or on the behalf of the selling securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares purchased from the selling securityholders, any discounts, commissions and other items constituting compensation from the selling securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

         Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

         If, at some time, Sunderland meets the requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If it should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's common stock in accordance with Rule 103 of Regulation M.

         In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

          In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

         Sunderland will pay all of the expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

          In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in the sale of the selling securityholder shares during the effectiveness of this prospectus.

RESALES OF THE SECURITIES UNDER STATE SECURITIES LAWS

         The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to ss.ss.4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the shares offered by the selling securityholders in the secondary market may be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date hereof, the selling securityholder's shares will be eligible for resale in the secondary market in each state.

                                  LEGAL MATTERS

LEGAL PROCEEDINGS

         Del Mar Mortgage is involved in several legal matters arising in the ordinary course of its business. Del Mar Mortgage is vigorously defending itself through legal counsel against these legal actions. In one case, the adverse party has claimed damages in excess of $790,000. That case is still in the discovery phase. Michael Shustek has agreed to indemnify Del Mar against any loss that may be incurred and Del Mar Mortgage does not believe that any losses would have a material impact on its liquidity or financial statements. Sunderland, by virtue of its asset acquisition, may be determined to be a successor in interest to Del Mar Mortgage for such legal actions.

LEGAL OPINION

         Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law that the shares offered for sale herein have been fully paid, validly issued and are non-assessable.

                                     EXPERTS

         The financial statements of Del Mar Mortgage, Inc. as of December 31, 1998, and for each of the two years in the period ended December 31, 1998, the financial statements of Del Mar Holdings, Inc. as of December 31, 1998 for the year ended December 31, 1998 and for the period from October 23, 1997 (date of inception) through December 31, 1997, and the financial statements of Capsource, Inc. as of December 31, 1998 and for the year ended December 31, 1998 and for the period from April 30, 1997 (date of inception) through December 31, 1997, included in this Prospectus have been audited by Hansen, Barnett & Maxwell, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included herein in reliance upon such reports given upon authority of said firm as experts in accounting and auditing.

         The financial statements of Sunderland Acquisition Corporation as of December 31, 1998, and for the period from June 2, 1998 (date of inception) through December 31, 1998, included in this Prospectus have been audited by Weinberg & Company, P.A., independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing.

                             SUNDERLAND CORPORATION
                          INDEX TO FINANCIAL STATEMENTS


                                                                                                           Page
                                                                                                           ----

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME OF SUNDERLAND
    CORPORATION, DEL MAR MORTGAGE, INC., DEL MAR HOLDINGS, INC. AND CAPSOURCE, INC.: ...................... F-3
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months
  Ended June 30, 1999 and for the Year Ended December 31, 1998............................................. F-4
Notes to Unaudited Pro Form Condensed Consolidated Statements of Operations................................ F-4

SUNDERLAND CORPORATION AND SUBSIDIARY:
Balance Sheet as of June 30, 1999 (Unaudited).............................................................. F-5
Statement of Operations for the Period from April 27, 1999 (Date of Reorganization)
  through June 30, 1999 (Unaudited)........................................................................ F-6
Statement of Stockholders' Equity (Deficit) for the Period from April 27, 1999 (Date of
  Reorganization) through June 30, 1999 (Unaudited)........................................................ F-7
Statement of Cash Flows for the Period from April 27, 1999 (Date of Reorganization)
  through June 30, 1999 (Unaudited)........................................................................ F-8
Notes to Consolidated Financial Statements (Unaudited)..................................................... F-9

DEL MAR MORTGAGE, INC. AND DEL MAR HOLDINGS, INC.:
Combined Statements of Operations for the Period from January 1, 1999 through April 26, 1999
  (Date of Reorganization) and for the Six Months Ended June 30, 1998 (Unaudited)..........................F-13
Combined Statement of Stockholders' Equity for the Period from January 1, 1999 through
  April 26, 1999 (Date of Reorganization) (Unaudited)......................................................F-14
Combined Statements of Cash Flows for the Period from January 1, 1999 through April 26, 1999
  (Date of Reorganization) and for the Six Months ended June 30, 1998 (Unaudited)..........................F-15
Notes to Combined Financial Statements (Unaudited).........................................................F-16

DEL MAR MORTGAGE, INC.:
Report of Independent Certified Public Accountants.........................................................F-18
Balance Sheet as of December 31, 1998......................................................................F-19
Statements of Operations for the Years Ended December 31, 1998 and 1997....................................F-20
Statements of Stockholder's Equity for the Years Ended December 31, 1997 and 1998..........................F-21
Statements of Cash Flows for the Years Ended December 31, 1998 and 1997....................................F-22
Notes to Financial Statements .............................................................................F-23

DEL MAR HOLDINGS, INC.:
Report of Independent Certified Public Accountants.........................................................F-27
Balance Sheet as of December 31, 1998......................................................................F-28
Statements of Operations for the year ended December 31, 1998 and for the period
  October 23, 1997 (Date of Inception) through December 31, 1997...........................................F-29
Statement of Stockholder's Equity for the period October 23, 1997 (Date of Inception) through
  December 31, 1997 and for the year ended December 31, 1998...............................................F-30
Statements of Cash Flows for the year ended December 31, 1998 and for the period October 23,
  1997 (Date of Inception) through December 31, 1997.......................................................F-31
Notes to Financial Statements .............................................................................F-32


                                                                                                           Page
                                                                                                           ----

CAPSOURCE, INC.:
Report of Independent Certified Public Accountants.........................................................F-35
Balance Sheets as of March 31, 1999 (Unaudited) and December 31, 1998......................................F-36
Statements of Operations for the Three Months Ended March 31, 1999 and 1998 (Unaudited),
  for the Year ended December 31, 1998 and for the Period from April 30, 1997
  (Date of Inception) through December 31, 1997............................................................F-37
Statements of Stockholder's Equity for the period April 30, 1997 (Date of Inception) through
  December 31, 1997, for the year ended December 31, 1998 and for the Three Months Ended
  March 31, 1999 (Unaudited)...............................................................................F-38
Statements of Cash Flows for the Three Months Ended March 31, 1999 and 1998 (Unaudited),
  for the Year ended December 31, 1998 and for the period April 30, 1997 (Date of Inception)
  through December 31, 1997................................................................................F-39
Notes to Financial Statements .............................................................................F-40

SUNDERLAND CORPORATION:
Balance Sheets - March 31, 1999 (Unaudited)................................................................F-42
Statements of Operations for the Three Months Ended March 31, 1999 (Unaudited).............................F-43
Statements of Changes in Stockholders' Equity for the Three Months Ended March 31, 1999
  (Unaudited)..............................................................................................F-44
Statements of Cash Flow for the Three Months Ended March 31, 1999 (Unaudited)..............................F-45
Notes to Financial Statements (Unaudited)..................................................................F-46
Independent Auditors' Report...............................................................................F-48
Balance Sheet - December 31, 1998..........................................................................F-49
Statement of Operations for the Period from June 2, 1998 (Date of Inception) to
  December 31, 1998........................................................................................F-50
Statements of Changes in Stockholders' Equity for the Period from June 2, 1998 (Date of
  Inception) to December 31, 1998..........................................................................F-51
Statements of Cash Flow for the Period from June 2, 1998 (Date of Inception) through
  December 31, 1998........................................................................................F-52
Notes to Financial Statements..............................................................................F-53


                             SUNDERLAND CORPORATION
                         PRO FORMA FINANCIAL INFORMATION

Effective April 27, 1999, Sunderland Corporation ("Sunderland") consummated an asset purchase agreement with Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively referred to as "Del Mar Entities") whereby Sunderland acquired certain assets and assumed certain liabilities of the Del Mar Entities in exchange for 4,891,270 share of common stock of Sunderland. Sunderland concurrently consummated a reorganization agreement with Capsource, Inc. ("Capsource") whereby Sunderland acquired all the outstanding capital stock of Capsource in exchange for 20,000 shares of common stock of Sunderland (referred to as the "Transactions").

The Del Mar Entities are related entities under common management and controlling ownership. Accordingly, the business combination between the Del Mar Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Del Mar Entities and the restatement of their stockholders' equity for the shares issued by Sunderland in a manner similar to a stock split. Only certain assets of the Del Mar Entities were acquired by Sunderland; however, since the Del Mar Entities are considered the accounting acquirer in the business combinations with Sunderland and Capsource, the assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to the Del Mar Entities' shareholders.

Sunderland was a shell corporation with no operations and nominal assets prior to the transaction. Accordingly, the transaction between the Del Mar Entities and Sunderland has been accounted for as a reverse acquisition of the net assets of Sunderland by the Del Mar Entities in exchange for the issuance of 1,250,000 shares of common stock. The assets of Sunderland have been recorded at historical cost which was also equal to fair value.

The business combination with Capsource has been accounted for as a purchase business combination. The cost of Capsource is based upon the fair value of the 20,000 common shares issued to the Capsource shareholder, which was $12,360 or $0.62 per share. The acquisition resulted in the recognition of $1,390 of goodwill. Goodwill is being amortized over a period of 5 years using the straight-line method.

Following the above transactions, the new Sunderland shareholders approved a 5-for-3 stock split of Sunderland's common stock, resulting in 6,161,270 common shares outstanding after the stock split. The above amounts, the financial statements of the Del Mar Entities and the accompanying pro forma statements of operations have been restated for the effects of the stock split on a retroactive basis.

The following unaudited pro forma condensed consolidated statements of operations are to present the results of operations of the combined entities as though the above transactions had been effective on January 1, 1998. The pro forma results of operations are based upon assumptions that Sunderland Corporation believes are reasonable and are based on the historical operations of Del Mar Mortgage, Inc., Del Mar Holdings, Inc., Sunderland and Capsource adjusted for the effects of the reorganization and the purchases described above. These statements should be read in connection with those historical financial statements which are included elsewhere herein. The pro forma statements of operations are presented for information purposes only and are not necessarily indicative of the results of operations that would have occurred had the above transactions been consummated on January 1, 1998, or which may occur in the future.

                             SUNDERLAND CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999



                                                         DEL MAR
                                        SUNDERLAND      MORTGAGE                SUNDERLAND        PRO FORMA      PRO FORMA
                                       CORPORATION  AND HOLDINGS    CAPSOURCE   ACQUISITION     ADJUSTMENTS        RESULTS
                                      ------------  ------------  -----------   ----------      -----------  -------------

Revenues                              $  2,360,751  $  3,312,995  $   115,240   $       --      $        --  $   5,788,986
                                      ------------  ------------  -----------   ----------      -----------  -------------
Operating Expenses
   Sales and marketing                     519,486       407,685           --           --               --        927,171
   General and administrative              888,711     1,757,226      116,337           36               --      2,762,310
   Interest                                     --        24,765           --           --               --         24,765
                                      ------------  ------------  -----------   ----------      -----------  -------------
     Total Operating Expenses            1,408,197     2,189,676      116,337           36               --      3,714,246
                                      ------------  ------------  -----------   ----------      -----------  -------------
Income (Loss) Before Income Taxes          952,554     1,123,319       (1,097)         (36)              --      2,074,740
Income Tax Provision                       323,868            --           --           --   (A)    381,544        705,412
                                      ------------  ------------  -----------   ----------      -----------  -------------
Net Income (Loss)                     $    628,686  $  1,123,319  $    (1,097)  $      (36)     $  (381,544) $   1,369,328
                                      ------------  ------------  -----------   ----------      -----------  -------------
                                      ------------  ------------  -----------   ----------      -----------  -------------
Basic and Diluted Income (Loss)
  Per Common Share                    $       0.10  $       0.23                                             $        0.22
                                      ------------  ------------                                             -------------
                                      ------------  ------------                                             -------------
Weighted Average Shares Used in
  Per Share Calculations                 6,161,270     4,891,270                                                 6,161,270
                                      ------------  ------------                                             -------------
                                      ------------  ------------                                             -------------


                                           FOR THE YEAR ENDED DECEMBER 31, 1998


                                           DEL MAR       DEL MAR                SUNDERLAND        PRO FORMA      PRO FORMA
                                          MORTGAGE      HOLDINGS    CAPSOURCE   ACQUISITION     ADJUSTMENTS        RESULTS
                                     ------------  ------------  -----------   ----------      -----------  -------------

Revenues                              $  6,865,529  $    623,778  $   218,670   $       --   (C)$  (301,353) $   7,406,624
                                      ------------  ------------  -----------   ----------      -----------  -------------
Operating Expenses
   Sales and marketing                     536,077            --           --           --               --        536,077
   General and administrative            3,757,339       364,287      213,751          159   (B)        278
                                                                                             (C)   (301,353)     4,034,461
   Interest                                     --       115,956           --           --                         115,956
                                      ------------  ------------  -----------   ----------      -----------  -------------
   Total Operating Expenses              4,293,416       480,243      213,751          159         (301,075)     4,686,494
                                      ------------  ------------  -----------   ----------      -----------  -------------
Income (Loss) Before Income Taxes        2,572,113       143,535        4,919         (159)            (278)     2,720,130
Income Tax Provision                            --            --           --           --   (A)    924,844        924,844
                                      ------------  ------------  -----------   ----------      -----------  -------------
Net Income (Loss)                     $  2,572,113  $    143,535  $     4,919   $     (159)     $  (925,122) $   1,795,286
                                      ------------  ------------  -----------   ----------      -----------  -------------
                                      ------------  ------------  -----------   ----------      -----------  -------------
Basic and Diluted Income (Loss)
  Per Common Share                    $      25.72  $       0.03                $       --                   $        0.30
                                      ------------  ------------                ----------                   -------------
                                      ------------  ------------                ----------                   -------------
Weighted Average Shares Used in
  Per Share Calculations                   100,000     4,630,220                 1,250,000                       5,980,220
                                      ------------  ------------                ----------                   -------------
                                      ------------  ------------                ----------                   -------------



                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS

A. Provision for has been provided for income taxes as though the combined companies had been subject to income taxes using a federal tax rate of 34% for both periods presented.

B. Amortization of goodwill related to acquisition of Capsource is calculated over a sixty-month period.

C.   To eliminate intercompany management and referral fees.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                   (UNAUDITED)


                                     ASSETS


CURRENT ASSETS
Cash..............................................................................................$      196,518
Accounts receivable (net of allowance for
   doubtful accounts of $1,210)...................................................................       303,001
Other receivables.................................................................................       236,738
Due from related parties..........................................................................       176,635
Investments in mortgage loans on real estate......................................................     2,603,597
                                                                                                  --------------
           TOTAL CURRENT ASSETS...................................................................     3,516,489

Property and equipment (net of accumulated
   depreciation of $14,129).......................................................................        18,793
Other assets......................................................................................        37,350
                                                                                                  --------------

TOTAL ASSETS......................................................................................$    3,572,632
                                                                                                  --------------
                                                                                                  --------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable..................................................................................$           --
Income taxes payable..............................................................................       323,868
Note payable......................................................................................       350,000
                                                                                                  --------------
           TOTAL CURRENT LIABILITIES..............................................................       673,868
                                                                                                  --------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.0001 par value; 20 million shares authorized;
     no shares issued.............................................................................            --
  Common stock, $.0001 par value; 100 million shares authorized;
     6,161,270 shares issued and outstanding shares...............................................           616
  Additional paid-in capital......................................................................     2,577,139
  Retained earnings...............................................................................       756,655
  Receivable from shareholder.....................................................................      (435,646)
                                                                                                  --------------

           TOTAL STOCKHOLDERS' EQUITY.............................................................     2,898,764
                                                                                                  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................................................$    3,572,632
                                                                                                  --------------
                                                                                                  --------------

                 See Accompanying Notes to Financial Statements.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM APRIL 27, 1999 (DATE OF REORGANIZATION) THROUGH
                                  JUNE 30, 1999
                                   (UNAUDITED)


REVENUES
      Loan origination and related fees...........................................................$    2,318,212
      Interest income.............................................................................        42,539
                                                                                                  --------------

           TOTAL REVENUES.........................................................................     2,360,751
                                                                                                  --------------

OPERATING EXPENSES
      Sales and marketing ........................................................................       519,486
      General and administrative..................................................................       888,711
                                                                                                  --------------

           TOTAL OPERATING EXPENSES...............................................................     1,408,197
                                                                                                  --------------

Income Before Provision for Income Taxes..........................................................       952,554

Provision for Income Taxes........................................................................       323,868
                                                                                                  --------------

NET INCOME........................................................................................$      628,686
                                                                                                  --------------
                                                                                                  --------------

PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE...............................................$         0.10
                                                                                                  --------------
                                                                                                  --------------


WEIGHTED AVERAGE NUMBER OF COMMON SHARES USED
   IN PER SHARE CALCULATION.......................................................................     6,161,270
                                                                                                  --------------
                                                                                                  --------------


                 See Accompanying Notes to Financial Statements.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM APRIL 27, 1999 (DATE OF REORGANIZATION) THROUGH
                                  JUNE 30, 1999
                                   (UNAUDITED)


                                        COMMON STOCK
                                   ----------------------
                                                             ADDITIONAL                   RECEIVABLE         TOTAL
                                   NUMBER OF                  PAID-IN         RETAINED       FROM         STOCKHOLDERS'
                                     SHARES       AMOUNT      CAPITAL         EARNINGS    SHAREHOLDER        EQUITY
                                 ------------   ---------  -------------   -------------  ------------   --------------
Balances transferred in
Reorganization from Del
Mar Mortgage, Inc. and
Del Mar Holdings, Inc.,
on April 27, 1999................   4,891,270   $     489  $   2,564,490   $     127,969  $   (535,646)  $    2,157,302

Issuance to acquire Sunderland
Corporation, April 27, 1999,
$0.00 per share..................   1,250,000         125            291              --            --              416

Issuance to acquire
CapSource, Inc., April 27,
1999, $0.62 per share............      20,000           2         12,358              --            --           12,360

Payments received on
receivable from shareholder......          --          --             --              --       100,000          100,000

Net income for the period........          --          --             --         628,686            --          628,686
                                 ------------   ---------  -------------   -------------  ------------   --------------

BALANCE AT JUNE 30, 1999.........   6,161,270   $     616  $   2,577,139   $     756,655  $   (435,646)  $    2,898,764
                                 ------------   ---------  -------------   -------------  ------------   --------------
                                 ------------   ---------  -------------   -------------  ------------   --------------


                 See Accompanying Notes to Financial Statements.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM APRIL 27, 1999 (DATE OF REORGANIZATION) THROUGH
                                  JUNE 30, 1999
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES

      Net income...................................................................................$     628,686
      Adjustments to reconcile net income to
         net cash provided by operating activities:
           Depreciation and amortization...........................................................        2,203
      Changes in operating assets and liabilities:
           Increase in accounts receivable.........................................................     (303,001)
           Decrease in other receivables...........................................................      180,780
           Increase in due from related party......................................................      (24,667)
           Increase in income taxes payable........................................................      323,868
                                                                                                   -------------

           NET CASH PROVIDED BY OPERATING ACTIVITIES...............................................      807,869
                                                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Cash received in acquisition of Sunderland Acquisition Corporation...........................          416
      Purchases of mortgage loans..................................................................     (611,767)
                                                                                                   -------------

           NET CASH USED BY INVESTING ACTIVITIES...................................................     (611,351)
                                                                                                   -------------

NET INCREASE IN CASH...............................................................................      196,518

CASH, BEGINNING BALANCE AT APRIL 27, 1999..........................................................           --
                                                                                                   -------------

CASH, ENDING BALANCE AT JUNE 30, 1999..............................................................$     196,518
                                                                                                   -------------
                                                                                                   -------------




SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
      1,250,000 shares of common stock were issued to acquire $416 of assets of Sunderland Corporation and 20,000 shares of common stock were issued to acquire all of the outstanding common stock of Capsource, Inc.

                 See Accompanying Notes to Financial Statements.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)


NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Sunderland Corporation (hereinafter referred to as "Sunderland"), was incorporated in the state of Delaware on June 2, 1998.

Effective April 27, 1999, Sunderland Corporation consummated an asset purchase agreement with Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively referred to as "Del Mar Entities") whereby Sunderland acquired certain assets and assumed certain liabilities of the Del Mar Entities in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). Sunderland concurrently consummated a reorganization agreement with Capsource, Inc. ("Capsource") whereby the Company acquired all the outstanding capital stock of Capsource in exchange for 20,000 shares of Sunderland common stock (referred to as the "Transactions").

The Del Mar Entities are related entities under common management and controlling ownership. Accordingly, the business combination between the Del Mar Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Del Mar Entities and the restatement of their stockholders' equity for the shares issued by Sunderland in a manner similar to a stock split. Only certain assets of the Del Mar Entities were acquired by Sunderland; however, since the Del Mar Entities are considered the accounting acquirer in the business combinations with Sunderland and Capsource, the assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to the Del Mar Entities' shareholders. The transaction between the Del Mar Entities and Sunderland has been accounted for as a reverse acquisition of Sunderland by the Del Mar Entities and the assets of Sunderland have been recorded at historical cost since Sunderland was a shell corporation with no operations and only nominal assets prior to the transaction.

The business combination between the Del Mar Entities and Capsource has been accounted for under the purchase method of accounting resulting in recognition of $1,390 in goodwill to be amortized over five years.

In connection with the transactions, 4,250,000 shares of common stock of Sunderland held by the previous owners of Sunderland were retired leaving 750,000 shares before the issuance of additional shares related to the transaction noted above and the 5-for-3 stock split. Effective as of the date of consummation of the Transactions, Sunderland changed its name from "Sunderland Acquisition Corporation" to "Sunderland Corporation." The accompanying financial statements have been restated for the effects of the stock split for all periods presented.

Sunderland, including the operations from the assets acquired from the Del Mar Entities, and Capsource are collectively referred to herein as the "Company" subsequent to the Transactions.

The Company has continued the loan origination segment of the various business operations formerly conducted by Del Mar Mortgage, Inc. through Capsource, a wholly owned subsidiary. Capsource operates as a mortgage company licensed in the state of Nevada. Capsource is engaged in the origination, arrangement, and secondary purchase and sale of loans secured by real property.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS--The accompanying consolidated financial statements are unaudited and include the accounts of the Company and its subsidiary which is wholly-owned. All significant inter-company transactions and balances have been eliminated. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to the accompanying financial statements in order to present fairly the financial position, results of operations and cash flows for the period presented.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)


GEOGRAPHIC CONCENTRATION--Substantially all of the Company's operations are derived from Southern Nevada. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southern Nevada economy and its commercial and residential real estate market.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION--The Company recognizes revenue primarily from loan origination fees, loan servicing fees, and extension fees. Loan origination fees are recorded as revenue at the close of escrow and reduced by direct loan origination costs, excluding loan processing costs, incurred to such loan origination activities. Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date.

CASH--The Company invests its cash in high quality financial institutions, which at times may be in excess of the Federal Deposit Insurance Corporation insurance limits.

PROPERTY AND EQUIPMENT--Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

ADVERTISING COSTS--Advertising costs incurred in the normal course of operations are expensed currently.

INCOME TAXES--The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED--The Company adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, as of June 30, 1999. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

RECENT ACCOUNTING PRONOUNCEMENTS--In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 established standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for the fiscal

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)


years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provides for comparative purposes is required. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 2--ACCOUNTS RECEIVABLE

The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged on behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension and loan origination fees earned but not yet funded.

NOTE 3--INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

The Company has invested in mortgage loans which Del Mar Mortgage, Inc. originated prior to the reorganization into Sunderland Corporation. The mortgage loans are secured by first trust deeds on real estate. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. The underlying value of the trust deeds securing the mortgage loans was sufficient at June 30, 1999 to realize their carrying value. Accordingly, an allowance for loan losses was not required.

NOTE 4--NOTE PAYABLE

As of June 30, 1999, the Company owes a note payable of $350,000 representing a liability acquired as part of the asset purchase agreement between the Company and Del Mar Holdings, Inc. as it relates to the Transactions. The note payable is an amount due to an unrelated party and is due July 1999.

NOTE 5--RELATED PARTY TRANSACTIONS

As of June 30, 1999, the Company has a balance due from related parties of $176,635 which represents amounts due from an entity wholly-owned by the Company's major shareholder. This balance bears no interest and is due on demand.

As of June 30, 1999, a note receivable of $435,646 is due from the Company's major shareholder in the form of a promissory note. The promissory note is collateralized by this shareholder's stock in the Company, bears interest of 8%, and the principal and interest is due on December 2001.

NOTE 6--INCOME TAXES

The Company did not record any current or deferred income tax provision or benefit for any of the periods presented because of nominal differences.

NOTE 7--FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable and accounts payable, approximate fair value because of the short-term maturity of these instruments.

                      SUNDERLAND CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)


NOTE 8--COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS--The Company operates from a leased office facility under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. Rent expense for the leased office facility charged to operations for the period ended June 30, 1999 approximates $78,000.

Future minimum rental payment required under the operating lease for the office facility as of June 30, 1999, are as follows:



        July 1, 1999 through December 31, 1999                   $    58,775
                        2000                                         200,194
                        2001                                         158,610
                        2002                                         161,640
                        2003                                         165,240
                        2004                                          41,610
                                                                 -----------
        Total future minimum operating lease payments            $   786,069
                                                                 -----------
                                                                 -----------



VOUCHER CONTROL SERVICE CONTRACT--In August of 1998, the Company entered into a contract with Disbursement Management, Inc. (DMI) to provide construction voucher control services. The Company will pay monthly fees to DMI based upon the amount of disbursements for construction vouchers. The monthly fees range from $26,500 to $35,000. The Company may terminate this contract any time after August of 1999. DMI will have the option of canceling the contract three years after its inception.

                           DEL MAR MORTGAGE, INC. AND
                             DEL MAR HOLDINGS, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                FOR THE PERIOD
                                                                                FROM JANUARY 1,     FOR THE SIX
                                                                                  1999 THROUGH      MONTHS ENDED
                                                                                APRIL 26, 1999     JUNE 30, 1998
                                                                                --------------    --------------
Revenues
      Loan origination and related fees.........................................$    2,633,050    $    3,258,529
      Interest income...........................................................       488,885           323,348
      Other income..............................................................       191,060            12,100
                                                                                --------------    --------------

           Total Revenues.......................................................     3,312,995         3,593,977
                                                                                --------------    --------------

Operating Expenses
      Sales and marketing.......................................................       407,685           268,039
      General and administrative................................................     1,757,226         1,908,869
      Interest expense..........................................................        24,765            59,246
                                                                                --------------    --------------

           Total Operating Expenses.............................................     2,189,676         2,236,154
                                                                                --------------    --------------

Net Income......................................................................$    1,123,319    $    1,357,823
                                                                                --------------    --------------
                                                                                --------------    --------------

Primary and Fully Diluted Earnings
   Per Common Share.............................................................$         0.23    $         0.28
                                                                                --------------    --------------
                                                                                --------------    --------------

Weighted Average Number of Common
   Shares Used in Primary and Fully
   Diluted Per Share Calculation................................................     4,891,270         4,891,270
                                                                                --------------    --------------
                                                                                --------------    --------------


BASIS OF COMBINED STATEMENTS OF OPERATIONS PRESENTATION: The condensed combined statements of operations for Del Mr Mortgage, Inc. and Del Mar Holdings, Inc. noted above have been presented on a historical basis. The combined statements of operations cover periods relating to the six months ended
June 30, 1998, and from January 1, 1999 through April 26, 1999. These statements are intended to report the combined result of operations prior to the reorganization effective April 27, 1999 as discussed in the notes to the combined financial statements. These statements should be read in conjunction with the Sunderland Corporation consolidated statement of operations for period from April 27, 1999 through June 30, 1999 and the accompanying notes thereto.


                 See Accompanying Notes to Financial Statements

                           DEL MAR MORTGAGE, INC., AND
                             DEL MAR HOLDINGS, INC.
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH APRIL 26, 1999
                                   (UNAUDITED)



                                        COMMON STOCK
                                   ----------------------    ADDITIONAL                    RECEIVABLE         TOTAL
                                   NUMBER OF                  PAID-IN         RETAINED       FROM         STOCKHOLDERS'
                                     SHARES       AMOUNT      CAPITAL         EARNINGS    SHAREHOLDER         EQUITY
                                 ------------   ---------  -------------   -------------  ------------   --------------

BALANCE--DECEMBER 31, 1998:

   Del Mar Mortgage, Inc.........     100,000          10        361,394         127,969            --          489,373
   Del Mar Holdings, Inc.........   4,791,270         479      2,713,783              --      (535,646)       2,178,586
                                 ------------   ---------  -------------   -------------  ------------   --------------

   Combined Balance..............   4,891,270   $     489  $   3,075,147   $     127,969  $   (535,646)  $    2,667,959

Distribution of assets, net of
liabilities, to the Del Mar
Mortgage, Inc. and Del Mar
Holdings, Inc. shareholders,
April 26, 1999...................          --          --     (1,633,976)             --            --       (1,633,976)

Net Income for the period........          --          --      1,123,319              --            --        1,123,319
                                 ------------   ---------  -------------   -------------  ------------   --------------

BALANCE--APRIL 26, 1999..........   4,891,270   $     489  $   2,564,490   $     127,969  $   (535,646)  $    2,157,302
                                 ------------   ---------  -------------   -------------  ------------   --------------
                                 ------------   ---------  -------------   -------------  ------------   --------------


                 See Accompanying Notes to Financial Statements

                           DEL MAR MORTGAGE, INC. AND
                             DEL MAR HOLDINGS, INC.
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                FOR THE PERIOD
                                                                                FROM JANUARY 1,      FOR THE SIX
                                                                                  1999 THROUGH      MONTHS ENDED
                                                                                APRIL 26, 1999     JUNE 30, 1998
                                                                                --------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net income................................................................$    1,123,319     $   1,357,823
      Adjustments to reconcile net income to net
         cash provided by operating activities:
           Depreciation and amortization........................................           884             6,365
      Changes in operating assets and liabilities:
           Increase in accounts receivable......................................       (72,556)         (349,385)
           Increase in other assets.............................................      (235,253)         (265,909)
           Decrease in due from/to related party................................    (1,255,304)         (955,564)
           Increase (decrease) in accounts payable..............................      (139,271)           64,362
                                                                                --------------     -------------

           NET CASH USED BY OPERATING ACTIVITIES................................      (578,181)         (142,308)
                                                                                --------------     -------------

CASH FLOW FROM INVESTING ACTIVITIES
      Purchase of furniture and equipment.......................................        18,067           (12,282)
      Purchase of mortgage loans................................................            --        (1,976,741)
      Cash received from principal of trust deed investments....................       636,894                --
                                                                                --------------     -------------

           NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES.....................       654,961        (1,989,023)
                                                                                --------------     -------------

CASH FLOW FROM FINANCING ACTIVITIES
      Distribution to the shareholders..........................................      (534,490)              --
      Payments of capital lease obligations.....................................          (221)             (603)
      Proceeds from issuance of common stock....................................            --         3,206,242
                                                                                --------------     -------------

           NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES.....................      (534,711)        3,205,639
                                                                                --------------     -------------

NET INCREASE (DECREASE) IN CASH.................................................      (457,931)        1,074,308

CASH, BEGINNING BALANCE.........................................................       457,931           689,908
                                                                                --------------     -------------

CASH, ENDING BALANCE............................................................$           --     $   1,764,216
                                                                                --------------     -------------
                                                                                --------------     -------------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
      On April 27, 1999, but shown in these financial statements as having occurred on April 26, 1999, certain assets, net of liabilities, with a carrying value of $1,633,976, including cash of $534,490, were distributed to the shareholders of Del Mar Mortgage, Inc. and Del Mar
      Holdings, Inc.


                 See Accompanying Notes to Financial Statements

                           DEL MAR MORTGAGE, INC. AND
                             DEL MAR HOLDINGS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 APRIL 26, 1999
                                   (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--The accompanying combined financial statements include the combined accounts of Del Mar Holdings, Inc. ("DMH") and Del Mar Mortgage, Inc. ("DMM"), which are under common management of DMH. The combined group is collectively referred to as the "Company". The combined financial statements have been presented on a combined basis due to common control and management. All significant intercompany balances and transactions have been eliminated.

Del Mar Holdings, Inc. was incorporated in the state of Nevada in October 1997. The Company operates as a management company in the state of Nevada.

Del Mar Mortgage, Inc. was incorporated in the state of Nevada in April 1995. The Company operates as a mortgage company licensed in the state of Nevada. The Company is engaged in the origination, arrangement, and secondary purchase and sale of loans secured by real property. In addition, the Company services construction loans during the construction period which it has arranged for investor parties.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures during the reporting period. Accordingly, actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS--The accompanying financial statements are unaudited and, in the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the results of operations and cash flows for the periods presented.

REVENUE RECOGNITION--The Company recognizes revenue primarily from loan origination fees and extension fees. Loan origination fees are recorded as revenue at the close of escrow. Extension fees are recorded as revenue at the extension grant date.

ADVERTISING COSTS--Advertising costs incurred in the normal course of operations are expensed currently.

NOTE 2--RELATED PARTY TRANSACTIONS

The Company incurred management fees expense of $702,532 for the six months ended June 30, 1998 which was paid to an entity wholly-owned by the Company's sole shareholder.

NOTE 3--REORGANIZATION

Effective April 27, 1999, Sunderland Acquisition Corporation ("Sunderland") consummated an asset purchase agreement with Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively referred to as "Del Mar Entities") whereby Sunderland acquired certain assets and assumed certain liabilities of the Del Mar Entities in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). Accordingly, the business combination between the Del Mar Entities and Sunderland has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Del Mar Entities and the restatement of their stockholders' equity for the shares issued by Sunderland in a manner similar to a stock split. Assets consisting of mortgage loans, receivables, and property and equipment approximating $3,019,000, and a liability consisting of a promissory note totaling $350,000 of the Del Mar Entities were acquired by Sunderland, assets not acquired, net of liabilities not assumed, of $1,633,976 have been accounted for as

                           DEL MAR MORTGAGE, INC. AND
                             DEL MAR HOLDINGS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 APRIL 26, 1999
                                   (UNAUDITED)

distributions to the Del Mar Entities' shareholders in these financial statements. The transaction between the Del Mar Entities and Sunderland has been accounted for as a reverse acquisition of Sunderland by the Del Mar Entities and the assets of Sunderland have been recorded at historical cost since Sunderland was a shell corporation with no operations and only nominal assets prior to the transaction.

                    [HANSEN, BARNETT & MAXWELL LETTERHEAD]




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Stockholder
Del Mar Mortgage, Inc.

We have audited the accompanying balance sheet of Del Mar Mortgage, Inc. as of December 31, 1998 and the related statements of operations, stockholder's equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Del Mar Mortgage, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 in conformity with generally accepted accounting principles.


                                                  HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 9, 1999 (Except for Note 1,
Reorganization and Basis of Presentation, as to which the date is September 2, 1999)

                             DEL MAR MORTGAGE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998


                                     ASSETS



CURRENT ASSETS
      Cash......................................................................................$      102,816
      Cash held in trust........................................................................       421,622
      Accounts receivable, net of allowances of $219,000........................................       401,526
      Trust accounts receivable.................................................................     1,009,410
                                                                                                --------------
         TOTAL CURRENT ASSETS...................................................................     1,935,374
                                                                                                --------------
PROPERTY AND EQUIPMENT
      Furniture and equipment...................................................................        58,118
      Leasehold improvements....................................................................         1,754
                                                                                                --------------
         TOTAL PROPERTY AND EQUIPMENT...........................................................        59,872
      Less: Accumulated depreciation............................................................        22,319
                                                                                                --------------
         NET PROPERTY AND EQUIPMENT.............................................................        37,553
                                                                                                --------------

TOTAL ASSETS....................................................................................$    1,972,927
                                                                                                --------------
                                                                                                --------------


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued expenses.....................................................$       34,701
      Current portion of capital lease obligations..............................................         4,103
      Trust liabilities.........................................................................     1,431,032
                                                                                                --------------
         TOTAL CURRENT LIABILITIES..............................................................     1,469,836
                                                                                                --------------
LONG-TERM PORTION OF CAPITAL LEASE OBLIGATIONS..................................................        13,718
                                                                                                --------------
TOTAL LIABILITIES...............................................................................     1,483,554
                                                                                                --------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
      Common stock--$0.0001 par value; 100,000,000 shares authorized,
        100,000 shares issued and outstanding...................................................            10
      Additional paid-in capital................................................................       361,394
      Retained earnings.........................................................................       127,969
                                                                                                --------------
      TOTAL STOCKHOLDER'S EQUITY................................................................       489,373
                                                                                                --------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY......................................................$    1,972,927
                                                                                                --------------
                                                                                                --------------


   The accompanying notes are an integral part of these financial statements.

                             DEL MAR MORTGAGE, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                         1998               1997
                                                                              ---------------    ---------------

REVENUES
    Construction loan origination and servicing fees..........................$     5,181,148    $     3,714,196
    Single family residence loan origination fees.............................        251,458            712,082
    Extension fees............................................................      1,084,451            372,105
    Interest income...........................................................        339,273             70,932
    Miscellaneous fees........................................................          9,199              7,984
                                                                              ---------------    ---------------
        TOTAL REVENUES........................................................      6,865,529          4,877,299
                                                                              ---------------    ---------------

OPERATING EXPENSES
    Sales and marketing.......................................................        536,077            642,558
    General and administrative................................................      3,757,339          2,697,008
    Referral fees--related party..............................................             --          1,536,452
                                                                              ---------------    ---------------

        TOTAL OPERATING EXPENSES..............................................      4,293,416          4,876,018
                                                                              ---------------    ---------------

INCOME BEFORE PROVISION FOR INCOME TAXES......................................      2,572,113              1,281

PROVISION FOR INCOME TAXES....................................................             --              1,513
                                                                              ---------------    ---------------

NET INCOME (LOSS).............................................................$     2,572,113    $          (232)
                                                                              ---------------    ---------------
                                                                              ---------------    ---------------

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE..............................$         25.72    $            --
                                                                              ---------------    ---------------
                                                                              ---------------    ---------------

WEIGHTED-AVERAGE COMMON SHARES USED
   IN PER SHARE CALCULATION...................................................        100,000            100,000
                                                                              ---------------    ---------------
                                                                              ---------------    ---------------



   The accompanying notes are an integral part of these financial statements.

                             DEL MAR MORTGAGE, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998




                                            COMMON STOCK
                                      -----------------------      ADDITIONAL                         TOTAL
                                        NUMBER OF                   PAID-IN         RETAINED      STOCKHOLDER'S
                                          SHARES       AMOUNT       CAPITAL         EARNINGS          EQUITY
                                      -----------   ---------    -------------    ------------   --------------

BALANCE--DECEMBER 31, 1996............    100,000   $      10    $       2,490    $    128,201   $      130,701

Net Loss .............................         --          --               --            (232)            (232)
                                      -----------   ---------    -------------    ------------   --------------

BALANCE--DECEMBER 31, 1997............    100,000          10            2,490         127,969          130,469

Net Income ...........................         --          --        2,572,113              --        2,572,113

Distribution of receivable from
 Del Mar Holdings, Inc. to the
 shareholder, December 31,
 1998................................          --          --       (2,213,209)             --       (2,213,209)
                                     ------------   ---------    -------------    ------------   --------------

BALANCE--DECEMBER 31, 1998...........     100,000   $      10    $     361,394    $    127,969   $      489,373
                                      -----------   ---------    -------------    ------------   --------------
                                      -----------   ---------    -------------    ------------   --------------



   The accompanying notes are an integral part of these financial statements.

                             DEL MAR MORTGAGE, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                                                         1998               1997
                                                                              ---------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss).......................................................$     2,572,113     $         (232)
      Adjustments to reconcile net income (loss) to
         net cash provided (used) by operating activities:
           Depreciation.......................................................         11,167              7,690
      Changes in operating assets and liabilities:
           Increase in accounts receivable....................................       (297,245)           (70,403)
           (Increase) decrease in due from related party......................     (2,212,226)            49,017
           Increase (decrease) in accounts payable and
              accrued expenses................................................          1,528            (32,426)
           Increase (decrease) in due to related party........................       (159,404)           159,404
                                                                              ---------------     --------------

           NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES...................        (84,067)           113,050
                                                                              ---------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of furniture and equipment.....................................           (495)           (13,175)
                                                                              ---------------     --------------

           NET CASH USED BY INVESTING ACTIVITIES..............................           (495)           (13,175)
                                                                              ---------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Payments on capital lease obligations...................................         (3,763)              (843)
                                                                              ---------------     --------------

           NET CASH USED BY FINANCING ACTIVITIES..............................         (3,763)              (843)
                                                                              ---------------     --------------

NET INCREASE (DECREASE) IN CASH...............................................        (88,325)            99,032

CASH, BEGINNING BALANCE.......................................................        191,141             92,109
                                                                              ---------------     --------------

CASH, ENDING BALANCE..........................................................$       102,816     $      191,141
                                                                              ---------------     --------------
                                                                              ---------------     --------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Cash paid for income taxes..............................................$         1,513     $       23,746
                                                                              ---------------     --------------
                                                                              ---------------     --------------


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
In 1998, a receivable from Del Mar Holdings, Inc. in the amount of $2,213,209 was distributed to the Company's shareholder and accounted for as a distribution of equity.


   The accompanying notes are an integral part of these financial statements.

                             DEL MAR MORTGAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Del Mar Mortgage, Inc. (the "Company") was incorporated in the State of Nevada in April 1995. The Company operates as a mortgage company licensed in the states of Nevada and Arizona. The Company is engaged in the origination, arrangement, and secondary purchase and sale of loans secured by real property. In addition, construction loans which the Company arranges for investor-parties are serviced by the Company during the construction period.

REORGANIZATION AND BASIS OF PRESENTATION--Effective April 27, 1999, Sunderland Corporation ("Sunderland") consummated an asset purchase agreement with Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively referred to as the "Del Mar Entities") whereby Sunderland acquired certain assets and assumed certain liabilities of the Del Mar Entities in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). The shareholders of Del Mar Mortgage, Inc. received 100,000 shares of common stock of Sunderland Corporation. Sunderland had 6,161,270 (post-split) common shares outstanding after the reorganization. As a result of the transaction with Sunderland, the shareholders of the Del Mar Entities received a majority of the common stock of Sunderland. Accordingly, the Del Mar Entities were considered the acquirer for financial reporting purposes and their financial statements have been restated for all periods presented to reflect the common shares received by the stockholders of the Del Mar Entities in a manner similar to a stock split.

The Del Mar Entities were related entities under common management and controlling ownership. Accordingly, the business combination between the Del Mar Entities has been accounted for as a reorganization of entities under common control. Normally the financial statements of the Del Mar Entities would be restated on a combined basis for all periods presented; however, as further explained in Note 8, the State of Nevada issued an order temporarily taking possession of Del Mar Mortgage, Inc. which resulted in the Del Mar Entities being required to maintain separate financial statements through December 31, 1998.

Since the Del Mar Entities are considered the accounting acquirer in the business combinations with Sunderland and Capsource, the assets of the Del Mar Entities not acquired, net of the liabilities not assumed, have been accounted for as distributions to the Del Mar Entities' shareholders in 1999.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GEOGRAPHIC CONCENTRATION--Substantially all of the Company's operations are derived from Southern Nevada. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southern Nevada economy and its commercial and residential real estate market.

REVENUE RECOGNITION--The Company recognizes revenue primarily from loan origination fees, loan servicing fees, and extension fees. Loan origination fees are recorded as revenue at the close of escrow and reduced by direct loan origination costs, excluding loan processing costs. Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date.

CASH--The Company invests its cash in high quality financial institutions, which at times may be in excess of the Federal Deposit Insurance Corporation insurance limits.

PROPERTY AND EQUIPMENT--Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of depreciable assets, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in general and administrative expense.

                             DEL MAR MORTGAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

ADVERTISING COSTS--Advertising costs incurred in the normal course of operations are expensed currently.

INCOME TAXES--The Company elected during 1998, to convert from a C-Corporation to an S-Corporation for federal income tax purposes. As an S-Corporation, elements of income and expense are passed through to the stockholder to be included in his individual income tax return. Accordingly, no income tax effects are included in the 1998 financial statements. For financial reporting purposes, the S-Corporation election was deemed terminated on April 27, 1999. As a result, net income and distributions to the shareholder for 1998 have been included in the financial statements as additional paid-in capital as though the Company distributed its earnings to the owner followed by a contribution to the capital of the Company.

IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED--The Company adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, as of December 31, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

RECENT ACCOUNTING PRONOUNCEMENTS--In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS
No. 130 established standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

NOTE 2--ACCOUNTS RECEIVABLE

         The Company services loans which have been arranged for investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged in behalf of the investors shall be retained by the Company as part of the loan service fees. Accounts receivable represent extension and loan origination fees earned but not yet funded.

NOTE 3--RELATED PARTY TRANSACTIONS

During 1997, the Company paid Shustek Investments, Inc., a related party which is wholly-owned by the Company's shareholder, referral fees for loans originated by the Company from customers which were referred by Shustek Investment, Inc. The referral fees ranged from 33% to 100% of the loan origination fees charged by the Company. Total payments for such referral fees for the year ended December 31, 1997 totaled $1,536,452.

The practice of paying referral fees to Shustek Investments, Inc. was discontinued at the end of 1997 when an arrangement was established with Del Mar Holdings, Inc., a related party which is majority-owned by the Company's shareholder. Under this arrangement, Del Mar Holdings, Inc. collected a majority of the Company's revenues and paid a majority of its expenses which resulted in a balance due from Del Mar Holdings, Inc. at December 31, 1998 of $2,213,209. At December 31, 1998, the receivable from Del Mar Holdings, Inc. was transferred to the Company's shareholder. The transfer was accounted for as a noncash equity distribution.

The Company and its employees participate in an employee savings and profit sharing plan (Plan) under section 401(k) of the Internal Revenue Code sponsored by an entity wholly-owned by the Company's sole shareholder. The Company may make discretionary contributions to this Plan on behalf of the employees. No discretionary contributions have been made by the Company for the years ended December 31, 1998 and 1997.

                             DEL MAR MORTGAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 4--CAPITAL LEASES

The Company is obligated under various capital leases for certain equipment that expire at various dates over the next four years. Capital lease obligations totaling $17,821 require minimum monthly lease payments ranging from $71 to $400 with implicit interest rates of 9.50%.

Future minimum capital lease obligations as of December 31, 1998 are as follows:



                   1999..........................................$  5,181
                   2000..........................................   5,652
                   2001..........................................   5,652
                   2002..........................................   4,777
                                                                 --------
                   Total.........................................  21,262
   Less amount representing interest.............................   3,441
                                                                 --------
   Capital lease obligations.....................................  17,821
   Less current portion due......................................   4,103
                                                                 --------

   Long-term portion of capital lease obligations................$ 13,718
                                                                 --------
                                                                 --------


The carrying value of equipment leased under capital leases at December 31, 1998 and 1997 totals $16,403 and $22,427, respectively, which is net of accumulated depreciation of $5,924 and $1,439, respectively.

NOTE 5--LOANS SERVICED FOR OTHERS

The Company services loans for others which are not shown on the balance sheet. The balance of these loans at December 31, 1998 and 1997 approximated $163,000,000 and $83,919,000, respectively. In connection with the loans serviced for others, amounts held in trust for undistributed principal and interest collections, and interest receivables for both investors and borrowers aggregated $1,431,032 and $5,570,639 at December 31, 1998 and 1997,
respectively.

Loans serviced for others include construction loans that are originated by the Company.

NOTE 6--COLLATERALIZED MORTGAGE OBLIGATIONS

The Company offers High Yield Collateralized Mortgage obligation certificates (CMO's), collateralized by deeds of trust through a private placement offering limited to the state of Nevada for a maximum amount of $20,000,000. As of December 31, 1998, the Company has raised approximately $5,000,000 through this private placement offering which is not shown on the balance sheet. The Company had not yet offered the CMO's as of December 31, 1997. Even though the Company is the issuer, the assets and liabilities associated with the CMO's is not on the Company's balance sheet because the certificates do not give rise to any recourse liability to the Company and are secured solely by the Collateral Pool. They are accounted for as trust activities.

The proceeds from this offering are used for the funding and acquisition of loans in accordance with the Indenture Agreement related to the offering or used in connection with loans held by the Indenture Trustee as part of the collateral pool (e.g., payments on senior encumbrances).

NOTE 7--FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of the short-term maturity of these instruments.

NOTE 8--COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS--The Company operates from a leased office facility under a noncancellable operating lease with a company owned by the Company's sole shareholder. The lease requires the Company to pay certain

                             DEL MAR MORTGAGE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

escalation clauses for real estate taxes, operating expense, usage and common area charges. Rent expense for leased office facility charged to operations for the year ended December 31, 1998 and 1997 approximated $159,000 and $43,000, respectively.

Future minimum rental payments required under the operating lease for leased office facility as of December 31, 1998, are as follows:



               1999.......................................... $ 148,500
               2000..........................................    99,000
               2001..........................................    57,750
                                                              ---------
       Total future minimum operating lease payments......... $ 305,250
                                                              ---------
                                                              ---------


UNFUNDED LOAN COMMITMENTS--The Company originated construction loans which are funded by investor parties based on scheduled draws. The future funding of these scheduled draws represent an unfunded loan commitment for the Company. As of December 31, 1998 and 1997, unfunded loan commitments approximated $6,113,000 and $34,721,000, respectively.

LEGAL MATTERS--The Company is involved in several legal matters arising in the ordinary course of business. Management is vigorously defending itself through its legal counsel. In one case, the party has claimed damages in excess of $790,000. The case is still in discovery. Losses, if any, that may be sustained are not presently determinable. The Company's president has agreed to indemnify the Company for any loss that may be incurred. Management believes that losses, if any, would not be material to the Company's financial position, results of operations or liquidity.

On February 11, 1999, the State of Nevada, Department of business and Industry, Financial Institutions Division (the Division), issued an Order Taking Possession of Mortgage Companies, alleging certain violations of State statutes, and whereby the Division established a conservator to oversee the Company's operations. On February 16, 1999, the Company filed a complaint against the Division resulting from its actions. Negotiations between the Company and the Division were concluded on March 26, 1999 resulting in the dismissal of the order and the removal of the conservator.

VOUCHER CONTROL SERVICE CONTRACT--In August of 1998, the Company entered into a contract with Disbursement Management, Inc. (DMI) to provide construction voucher control services. The Company will pay monthly fees to DMI based upon the amount of disbursements for construction vouchers. The monthly fees range from a minimum of $26,500 to $35,000. The Company may terminate this contract any time after August of 1999. DMI will have the option of canceling the contract three years after its inception.

                     [HANSEN, BARNETT & MAXWELL LETTERHEAD]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Stockholders
Del Mar Holdings, Inc.

We have audited the accompanying balance sheet of Del Mar Holdings, Inc. as of December 31, 1998 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998 and for the period from October 23, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Del Mar Holdings, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from October 23, 1997 (date of inception) through December 31, 1997, in conformity with generally accepted accounting principles.


                                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
May 21, 1999 (Except for Note 1,
Reorganization and Basis of Presentation, as to which the date is September 2, 1999)

                             DEL MAR HOLDINGS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1998



                                     ASSETS

CURRENT ASSETS
      Cash.......................................................................................$       355,115
      Other receivables..........................................................................         11,709
      Investment in mortgage loans on real estate................................................      2,460,724
      Other current assets.......................................................................          3,038
                                                                                                 ---------------
           TOTAL CURRENT ASSETS..................................................................      2,830,586
                                                                                                 ---------------
PROPERTY AND EQUIPMENT
      Furniture and equipment....................................................................         18,067
      Less accumulated depreciation..............................................................         (1,687)
                                                                                                 ---------------
           NET PROPERTY AND EQUIPMENT............................................................         16,380
                                                                                                 ---------------

TOTAL ASSETS.....................................................................................$     2,846,966
                                                                                                 ---------------
                                                                                                 ---------------


                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued expenses......................................................$       218,380
      Note payable...............................................................................        350,000
      Short-term loan............................................................................        100,000
                                                                                                 ---------------
           TOTAL CURRENT LIABILITIES.............................................................        668,380
                                                                                                 ---------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
      Common stock--$0.0001 par value; 100,000,000 shares authorized;
        4,791,270 shares issued and outstanding..................................................            479
      Additional paid-in capital.................................................................      2,713,753
      Receivable from shareholder................................................................       (535,646)
                                                                                                 ---------------
           TOTAL STOCKHOLDERS' EQUITY............................................................      2,178,586
                                                                                                 ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................................................$     2,846,966
                                                                                                 ---------------
                                                                                                 ---------------



   The accompanying notes are an integral part of these financial statements.

                             DEL MAR HOLDINGS, INC.
                            STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1998 AND
            FOR THE PERIOD FROM OCTOBER 23, 1997 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1997


                                                                                           1998             1997
                                                                                  -------------    -------------

REVENUES
      Related party management and referral fees..................................$     301,353    $          --
      Interest income from mortgage loans.........................................      307,425               --
      Other.......................................................................       15,000               --
                                                                                  -------------    -------------
           TOTAL REVENUES.........................................................      623,778               --
                                                                                  -------------    -------------
OPERATING EXPENSES
      General and administrative expenses.........................................      364,287          429,562
      Interest expense............................................................      115,956               --
                                                                                  -------------    -------------
             TOTAL OPERATING EXPENSES.............................................      480,243          429,562
                                                                                  -------------    -------------

NET INCOME........................................................................$     143,535    $    (429,562)
                                                                                  -------------    -------------
                                                                                  -------------    -------------

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE..................................$        0.03    $       (0.10)
                                                                                  -------------    -------------
                                                                                  -------------    -------------

WEIGHTED AVERAGE COMMON SHARES USE IN PER SHARE CALCULATION.......................    4,630,220        4,333,762
                                                                                  -------------    -------------
                                                                                  -------------    -------------



   The accompanying notes are an integral part of these financial statements.

                             DEL MAR HOLDINGS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                COMMON STOCK
                                        --------------------------        ADDITIONAL        RECEIVABLE          TOTAL
                                          NUMBER OF                         PAID-IN           FROM          STOCKHOLDERS'
                                            SHARES         AMOUNT           CAPITAL        SHAREHOLDER          EQUITY
                                         ------------   -------------   -------------    ----------------   -------------

BALANCE--OCTOBER 23, 1997 (DATE
   OF INCEPTION).........................          --   $          --    $         --     $            --    $         --

Issuance for services, January
 through July 1997 (prior to
 formation), $0.10 per share.............   4,255,003             426         425,074                  --         425,500

Issuance for cash, October through
 December 1997, $5.00 per share..........     122,867              12         614,321                  --         614,333

Net loss for the period..................          --              --        (429,562)                 --        (429,562)
                                         ------------   -------------   -------------    ----------------   -------------

BALANCE--DECEMBER 31, 1997...............   4,377,870             438         609,833                  --         610,271

Issuance for cash, January through
   August 1998, $5.35 per share..........     413,400              41       2,211,025                  --       2,211,066

Conversion of payable to Del Mar
  Mortgage, Inc. to equity, Decem-
  ber 31, 1998, $5.35 per share..........     413,801              41       2,213,168                  --       2,213,209

Distribution of receivable from
  related party to a shareholder,
  December 31, 1998,
  $5.08 per share........................    (413,801)            (41)     (2,101,046)                 --      (2,101,087)

Distribution of mortgage loans to
  a shareholder, December 31, 1998.......          --              --        (362,762)                 --        (362,762)

Cash advances to shareholder.............          --              --              --            (535,646)       (535,646)

Net income for the year..................          --              --         143,535                  --         143,535
                                         ------------   -------------   -------------    ----------------   -------------

BALANCE--DECEMBER 31, 1998...............   4,791,270   $         479   $   2,713,753    $       (535,646)  $   2,178,586
                                         ------------   -------------   -------------    ----------------   -------------
                                         ------------   -------------   -------------    ----------------   -------------



   The accompanying notes are an integral part of these financial statements.

                             DEL MAR HOLDINGS, INC.
                            STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1998 AND
            FOR THE PERIOD FROM OCTOBER 23, 1997 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1997


                                                                                         1998               1997
                                                                                -------------      -------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)...........................................................$     143,535      $    (429,562)
    Adjustment to reconcile net loss to net cash
       provided by (used in) operating activities:
       Depreciation.............................................................        1,687                 --
       Interest and loan extension fee added to note payable....................      100,000                 --
       Services paid for with common stock......................................           --            425,500
    Changes in current assets and current liabilities:
       Other receivables........................................................      (11,709)                --
       Other current assets.....................................................       (3,038)                --
       Accounts payable and accrued expenses....................................      214,889              3,491
                                                                                -------------      -------------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES......................      445,364               (571)
                                                                                -------------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of mortgage loans.................................................   (2,643,491)          (179,995)
    Purchase of furniture and equipment.........................................      (18,067)                --
                                                                                -------------      -------------
       NET CASH USED IN INVESTING ACTIVITIES....................................   (2,661,558)          (179,995)
                                                                                -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Advances to related party...................................................   (1,636,087)          (465,000)
    Collection of revenue and fees of Del Mar Mortgage, Inc. in
      excess of payments made for Del Mar Mortgage, Inc.........................    2,213,209                 --
    Advances to shareholder.....................................................     (535,646)                --
    Proceeds from note payable and short-term loans.............................      100,000            530,000
    Principal payments on short-term loans......................................     (280,000)                --
    Proceeds from issuance of common stock......................................    2,211,066            614,333
                                                                                -------------      -------------
       NET CASH PROVIDED BY FINANCING ACTIVITIES................................    1,709,780            679,333
                                                                                -------------      -------------
NET INCREASE (DECREASE) IN CASH.................................................     (143,652)           498,767
CASH AT BEGINNING OF PERIOD ....................................................      498,767                 --
                                                                                -------------      -------------
CASH AT END OF PERIOD...........................................................$     355,115      $     498,767
                                                                                -------------      -------------
                                                                                -------------      -------------

SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid for interest......................................................$      19,447      $         --
                                                                                -------------      -------------
                                                                                -------------      -------------


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
    During the year ended December 31, 1998, $2,213,209 payable to Del Mar Mortgage, Inc. was converted to stockholders' equity by the major shareholder of the Company, $2,101,087 due from a company owned by the major shareholder was distributed to that shareholder and $362,762 of mortgage loans were distributed to the same shareholder.

    During the period ended December 31, 1997, the Company issued 4,255,003 for $425,500 of services.


   The accompanying notes are an integral part of these financial statements.

                             DEL MAR HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION--Del Mar Holdings, Inc. (the "Company") was incorporated in the State of Nevada on October 23, 1997. The Company provides mortgage management and administrative services to Del Mar Mortgage, Inc., a company related through common ownership and management. Del Mar Mortgage, Inc. pays the Company referral fees from loans originated outside the State of Nevada. The Company also invests in short-term mortgage loans originated by Del Mar Mortgage, Inc. relating to construction projects and real estate bridge financing.

REORGANIZATION AND BASIS OF PRESENTATION--Effective April 27, 1999, Sunderland Corporation ("Sunderland") consummated an asset purchase agreement with Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively referred to as the "Del Mar Entities") whereby Sunderland acquired certain assets and assumed certain liabilities of the Del Mar Entities in exchange for 4,891,270 shares of Sunderland common stock (post 5-for-3 stock split). The shareholders of Del Mar Holdings, Inc. received 4,791,270 shares of common stock of Sunderland Corporation. Sunderland had 6,161,270 (post-split) common shares outstanding after the reorganization. As a result of the transaction with Sunderland, the shareholders of the Del Mar Entities received a majority of the common stock of Sunderland. Accordingly, the Del Mar Entities were considered the acquirer for financial reporting purposes and their financial statements have been restated for all periods presented to reflect the common shares received by the stockholders of the Del Mar Entities in a manner similar to a stock split.

The Del Mar Entities were related entities under common management and controlling ownership. Accordingly, the business combination between the Del Mar Entities has been accounted for as a reorganization of entities under common control. Normally the financial statements of the Del Mar Entities would be restated on a combined basis for all periods presented; however, as further explained in Note 7, the State of Nevada issued an order temporarily taking possession of Del Mar Mortgage, Inc. which resulted in the Del Mar Entities being required to maintain separate financial statements through December 31, 1998.

Since the Del Mar Entities are considered the accounting acquirer in the business combinations with Sunderland and Capsource, the assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to the Del Mar Entities' shareholders in 1999.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures during the reporting period. Accordingly, actual results could differ from those estimates.

CASH--The Company invests its cash in high quality financial institutions, which at times may be in excess of the Federal Deposit Insurance Corporation insurance limits.

PROPERTY AND EQUIPMENT--Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of depreciable assets, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in general and administrative expenses.

INCOME TAXES--Upon formation in October 1997, the Company elected to be taxed as an S-Corporation for federal income tax purposes. As an S-Corporation, elements of income and expense are passed through to the stockholders to be included in their individual income tax returns. Accordingly, no income tax effects are included in the financial statements. For financial reporting purposes, the S-Corporation election was deemed

                             DEL MAR HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

terminated on April 27, 1999. As a result, net loss and distributions to the shareholder have been included in the financial statements as additional paid-in capital as though the Company distributed its losses to the shareholders.

FAIR VALUES OF FINANCIAL INSTRUMENTS--The carrying amounts of cash, other receivables, investment in mortgage loans on real estate, accounts payable and accrued expenses, notes payable and the short-term loan approximate their fair values because of the short-term maturity of these instruments.

NOTE 2--RECEIVABLE FROM SHAREHOLDER

As of December 31, 1998, the receivable from a shareholder of $535,646 represents amounts advanced to the Company's major shareholder. This receivable was subsequently collateralized by the major shareholder's shares of common stock of Sunderland Corporation. The outstanding balance bears no interest and is due on demand.

NOTE 3--INVESTMENT IN MORTGAGE LOANS ON REAL ESTATE

The Company has invested in mortgage loans originated by Del Mar Mortgage, Inc. The mortgage loans are secured by first and second real estate deeds of trust. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. At December 31, 1998, mortgage loans secured by second trust deeds with a face amount of $362,762 were distributed to the major shareholder of the Company at their carrying amount which was considered their fair value. The underlying value of the trust deeds securing the remaining mortgage loans was considered sufficient to realize their carrying value. Accordingly, an allowance for loan losses was not required at December 31, 1998.

NOTE 4--NOTE PAYABLE AND SHORT-TERM LOAN

The note payable totaling $350,000 at December 31, 1998 is due December 1999 to an unrelated party. The note was issued in November 1997 with an interest rate of 10% and a principal amount of $250,000. Interest of $25,000 and a loan extension fee (recognized as additional interest) of $75,000 were added to the loan during 1998.

The short-term loan totaling $100,000 at December 31, 1998, represents a short-term, non-interest bearing advance due on demand. The advance was repaid in January 1999.

NOTE 5--STOCKHOLDERS' EQUITY

From January through July 1997, certain individuals made preparations to form the Company and for an initial public offering of the Company's common stock. The individuals were compensated for their services by the Company issuing 4,255,003 shares of common stock when the Company was incorporated. The shares issued were valued at $425,500, or $0.10 per share, based upon the value of the services rendered and management's estimate of value of the Company's stock as if the Company had been formed when the services were rendered.

NOTE 6--COMMITMENTS AND CONTINGENCIES

The Company is involved in various routine legal proceedings arising in the ordinary course of business. Management believes that these proceedings are without merit and will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                             DEL MAR HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

NOTE 7--RELATED PARTY TRANSACTIONS

The Company has an arrangement with Del Mar Mortgage, Inc. (Mortgage), whereby the Company paid certain expenses, such as processing payroll and other operating activities for and on behalf of Mortgage. The Company also charges Mortgage for mortgage management and administrative services provided by the Company. In addition, the Company collected $3,008,542 of revenue and fees from customers of Mortgage for and on behalf of Mortgage. These transactions resulted in a net amount payable to Mortgage of $2,213,209 at December 31, 1998. The major shareholder converted this payable into additional paid-in capital on December 31, 1998.

The Company has paid expenses and other payments of $1,636,087 and $465,000 during the year ended December 31, 1998 and 1997, respectively, for and on behalf of Shustek Investments, Inc., a company related through common ownership. These advances resulted in $2,101,087 due from Shustek Investments, Inc. at December 31, 1998 which was distributed to the major shareholder of the Company on December 31, 1998.

On February 11, 1999, the State of Nevada, Department of Business and Industry, Financial Institutions Division (the Division), issued an order taking possession of Mortgage. The Division alleged that certain violations of State statutes had occurred and established a conservator to oversee Mortgage's operations. On February 16, 1999, Mortgage filed a complaint against the Division resulting from its actions. Negotiations between Mortgage and the Division were concluded on March 26, 1999 resulting in the dismissal of the order and the removal of the conservator.

NOTE 8--SUBSEQUENT EVENT

As explained in Note 1, an agreement was reached effective April 27, 1999 with Sunderland Corporation whereby the Company sold its investment in mortgage loans on real estate, receivable from shareholder and other current assets for 4,791,270 shares of Sunderland Corporation common stock. In addition, Sunderland Corporation assumed a $350,000 note payable.

                     [HANSEN, BARNETT & MAXWELL LETTERHEAD]


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholder
CapSource, Inc.

We have audited the accompanying balance sheets of CapSource, Inc. as of December 31, 1998, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1998, and for the period
April 30, 1997 (date of inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapSource, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the period April 30, 1997 (date of inception) through December 31, 1997, and for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



                                                HANSEN, BARNETT & MAXWELL

Salt Lake City,
Utah April 7, 1999 (Except for Note 1,
Business Combination, and Note 3, as to
which the date is September 2, 1999)

                                 CAPSOURCE, INC.
                                 BALANCE SHEETS


                                                                                      MARCH 31,        DECEMBER 31,
                                                                                           1999                1998
                                                                                   ------------        --------------
                                                                                    (UNAUDITED)

                                                          ASSETS
CURRENT ASSETS
       Cash....................................................................... $      8,650        $      9,747
                                                                                   ------------        --------------

              TOTAL CURRENT ASSETS................................................        8,650               9,747

PROPERTY AND EQUIPMENT
       Furniture and fixtures.....................................................          987                 987
       Office equipment...........................................................        2,771               2,770
                                                                                  -------------      --------------

              TOTAL PROPERTY AND EQUIPMENT........................................        3,758               3,757

       Less: Accumulated depreciation.............................................       (1,017)               (829)
                                                                                  -------------      --------------

              NET PROPERTY AND EQUIPMENT..........................................        2,741               2,928

COST OF MORTGAGE LICENSE, NET OF AMORTIZATION.....................................        1,000               1,075
                                                                                  -------------      --------------

              TOTAL ASSETS........................................................$      12,391      $       13,750
                                                                                  -------------      --------------
                                                                                  -------------      --------------


                                           LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES...............................................................$          --      $           --

STOCKHOLDER'S EQUITY
       Common stock--no par value; 2,500 shares authorized;
          100 shares issued and outstanding.......................................        5,022               5,022
       Retained earnings..........................................................        7,369               8,728
                                                                                  -------------      --------------

              TOTAL STOCKHOLDER'S EQUITY..........................................       12,391              13,750
                                                                                  -------------      --------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY........................................$      12,391      $       13,750
                                                                                  -------------      --------------
                                                                                  -------------      --------------



   The accompanying notes are an integral part of these financial statements.

                                 CAPSOURCE, INC.
                            STATEMENTS OF OPERATIONS


                                                                                                      FOR THE PERIOD
                                               FOR THE THREE MONTHS                 FOR THE           FROM APRIL 30,
                                                  ENDED MARCH 31,                  YEAR ENDED         1997, (DATE OF
                                          ----------------------------------      DECEMBER 31,      INCEPTION) THROUGH
                                               1999                1998               1998           DECEMBER 31, 1997
                                          ----------------   ---------------     --------------    --------------------
                                                     (UNAUDITED)

REVENUE
    Brokerage fees........................$        114,487   $        53,442     $      213,764        $       37,424
    Other fees............................             737               821              3,285                 4,700
    Interest Income.......................              16               405              1,621                    --
                                          ----------------   ---------------     --------------        --------------

       TOTAL REVENUE......................         115,240            54,668            218,670                42,124
                                          ----------------   ---------------     --------------        --------------

OPERATING EXPENSES
    Consulting and other..................         101,000            46,589            186,356                30,235
    Referral fees.........................              --             1,483              5,932                   250
    Rent..................................           2,482             1,721              6,962                 3,388
    Other general and administrative
       expenses...........................          12,855             3,625             14,501                 4,442
                                          ----------------   ---------------     --------------        --------------

       TOTAL OPERATING EXPENSES...........         116,337            53,438            213,751                38,315
                                          ----------------   ---------------     --------------        --------------

NET INCOME (LOSS).........................$         (1,097)  $         1,230     $        4,919        $        3,809
                                          ----------------   ---------------     --------------        --------------
                                          ----------------   ---------------     --------------        --------------



   The accompanying notes are an integral part of these financial statements.

                                 CAPSOURCE, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY



                                                                  COMMON STOCK                                      TOTAL
                                                       -------------------------------          RETAINED    STOCKHOLDER'S
                                                               SHARES       AMOUNT              EARNINGS           EQUITY
                                                       --------------    -------------    --------------    -------------

BALANCE--APRIL 30, 1997 (DATE OF INCEPTION)                       --    $          --    $           --    $         --

Common stock issued for cash ..........................          100            5,022                --            5,022

Net income.............................................           --               --             3,809            3,809
                                                       --------------    -------------    --------------    -------------

BALANCE--DECEMBER 31, 1997............................           100    $       5,022    $        3,809    $       8,831

Net income.............................................           --               --             4,919            4,919
                                                       --------------    -------------    --------------    -------------

BALANCE--DECEMBER 31, 1998............................           100            5,022             8,728           13,750

Net loss (Unaudited)..................................            --               --            (1,360)          (1,360)
                                                       --------------    -------------    --------------    -------------

BALANCE--MARCH 31, 1999 (UNAUDITED)...................           100    $       5,022    $        7,368    $      12,390
                                                       --------------    -------------    --------------    -------------
                                                       --------------    -------------    --------------    -------------


   The accompanying notes are an integral part of these financial statements.

                                 CAPSOURCE, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                                       FOR THE PERIOD
                                                         FOR THE THREE MONTHS        FOR THE           FROM APRIL 30,
                                                           ENDED MARCH 31,          YEAR ENDED         1997, (DATE OF
                                                      --------------------------    DECEMBER 31,     INCEPTION) THROUGH
                                                         1999         1998              1998          DECEMBER 31, 1997
                                                      -----------  -------------   --------------    --------------------
                                                            (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)...............................$    (1,360) $       1,230   $        4,919         $      3,809
      Adjustments to reconcile net income
        to net cash provided by operating
        activities:
           Amortization...............................         75             75              300                  125
           Depreciation...............................        188            188              752                   77
                                                      -----------  -------------   --------------         ------------

      NET CASH PROVIDED BY OPERATING
        ACTIVITIES....................................     (1,097)         1,493            5,971                4,011
                                                      -----------  -------------   --------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of mortgage license....................         --             --               --               (1,500)
      Purchase of property and equipment..............         --         (2,215)          (2,215)              (1,542)
                                                      -----------  -------------   --------------         ------------

      NET CASH USED IN INVESTING ACTIVITIES...........         --         (2,215)          (2,215)              (3,042)
                                                      -----------  -------------   --------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Stock issued for cash...........................         --             --               --                5,022
                                                      -----------  -------------   --------------         ------------

      NET CASH PROVIDED BY FINANCING
        ACTIVITIES....................................         --             --               --                5,022
                                                      -----------  -------------   --------------         ------------

NET INCREASE IN CASH .................................     (1,097)          (722)           3,756                5,991

CASH AT BEGINNING OF PERIOD...........................      9,747          5,991            5,991                   --
                                                      -----------  -------------   --------------         ------------

CASH AT END OF PERIOD.................................$     8,650  $       5,269   $        9,747         $      5,991
                                                      -----------  -------------   --------------         ------------
                                                      -----------  -------------   --------------         ------------




   The accompanying notes are an integral part of these financial statements.

                                 CAPSOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                MARCH 31, 1999 (UNAUDITED) AND DECEMBER 31, 1998

NOTE 1--ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY--On April 30, 1997, CapSource, Inc. (the Company) was incorporated under the laws of the State of Nevada. The Company has elected S-Corporation status under the Internal Revenue Code. The Company is engaged in the business of mortgage services, specifically the origination and the buying and selling of mortgages, principally in the greater Las Vegas area.

BUSINESS COMBINATION--Effective April 27, 1999, Sunderland Corporation ("Sunderland") consummated a business combination with the Company whereby Sunderland acquired all of the outstanding capital stock of CapSource in exchange for 20,000 shares of Sunderland common stock (post 5-for-3 stock split). The business combination between Sunderland and CapSource has been accounted for under the purchase method of accounting resulting in recognition of $1,390 in goodwill to be amortized over five years.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS--The accompanying financial statements as of March 31, 1999 and for the three months then ended are unaudited and, in the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the period presented.

ACCOUNTING POLICY--Revenues and expenses are recognized on the accrual basis in accordance with generally accepted accounting principles.

CASH EQUIVALENTS--Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash.

PROPERTY AND EQUIPMENT--Property and equipment are carried at cost and depreciated over five years using the straight-line method. Depreciation expense for the three months ended March 31, 1999, the year ended December 31, 1998, and the period ended December 31, 1997 was $188, $752, and $77, respectively.

MORTGAGE LICENSE--The mortgage license is recorded at its cost of $1,500 and is amortized over five years using the straight-line method. Amortization expense for the three months ended March 31, 1999, the year ended December 31, 1998, and the period ended December 31, 1997 was $75, $300, and $125, respectively.

ADVERTISING--The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the period April 30, 1997 (date of inception) through December 31, 1997, for the year ended December 31, 1998, and for the three months ended March 31, 1999 was $0, $2,919, and $0, respectively.

INCOME TAXES--The Company is treated as an S-Corporation for income tax purposes. Elements of income and expense are passed through to the stockholders to be included in their personal income tax returns. Accordingly, no income tax effects are included in the financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board (FASB) issued Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME (FAS 130). FAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. FAS 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial

                                 CAPSOURCE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                MARCH 31, 1999 (UNAUDITED) AND DECEMBER 31, 1998

statements for earlier periods provided for comparative purposes is required. The adoption of this standard has no impact on the Company's results of operations, financial position or cash flows.

NOTE 2--LEASE COMMITMENTS

During 1997, the Company rented its office space on a month-to-month basis. In 1998, the Company entered into a 12-month noncancellable lease. The minimum lease payment is $575 per month. On June 30, 1999, when this lease expires, the Company has the option to continue leasing its office space on a month-to-month basis. This lease is classified as an operating lease. The Company's future minimum obligation under this lease amounts to $3,450, payable in 1999.

Rent expense for the period April 30, 1997 (date of inception) through December 31, 1997, and for the year ended December 31, 1998, and for the three months ended March 31, 1999 was $3,388, $6,962, and $2,482, respectively.

NOTE 3--SUBSEQUENT EVENT

As explained in Note 1, an agreement was reached effective April 27, 1999 with Sunderland Corporation whereby all of the outstanding capital stock of the Company was acquired by Sunderland in exchange for 20,000 shares of Sunderland common stock. The transaction was accounted for under the purchase method of accounting.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 1999
                                   (UNAUDITED)



                                     ASSETS




CASH...............................................................................................$         380
                                                                                                   -------------

TOTAL ASSETS.......................................................................................$         380
                                                                                                   -------------
                                                                                                   -------------


                                       LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES........................................................................................$          --
                                                                                                   -------------

STOCKHOLDERS' EQUITY
      Preferred stock, $.0001 par value, 20 million
         shares authorized, zero shares issued and outstanding.....................................           --
      Common stock, $.0001 par value, 100 million..................................................
         shares authorized 8,333,333 shares issued and outstanding.................................          833
      Additional paid-in capital (discount on par).................................................         (258)
      Accumulated deficit during development stage.................................................         (195)
                                                                                                   -------------

           TOTAL STOCKHOLDERS' EQUITY..............................................................          380
                                                                                                   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................................................$         380
                                                                                                   -------------
                                                                                                   -------------



                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)






INCOME.............................................................................................$          --
                                                                                                   -------------

OPERATING EXPENSES
      Organization fee expense.....................................................................           --
      Bank charges.................................................................................           36
                                                                                                   -------------

           TOTAL OPERATING EXPENSES................................................................           36
                                                                                                   -------------

NET LOSS...........................................................................................$         (36)
                                                                                                   -------------
                                                                                                   -------------
Basic & diluted net loss per common shares.........................................................$        0.00
                                                                                                   -------------
                                                                                                   -------------
Weighted average shares used in per
  share calculations...............................................................................    8,333,333
                                                                                                   -------------
                                                                                                   -------------



                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)


                                                                                    DEFICIT
                                                                                  ACCUMULATED
                                                                 ADDITIONAL          DURING
                                                  COMMON          PAID-IN         DEVELOPMENT
                                                  STOCK           CAPITAL             STAGE            TOTAL
                                               -------------    -------------     -------------    -------------

BALANCE AT DECEMBER 31, 1998...................$         500    $          75     $        (159)   $         416

Net loss ......................................           --               --               (36)             (36)
                                               -------------    -------------     -------------    -------------

BALANCE AT MARCH 31, 1999 .....................$         500    $          75     $        (195)   $         380
                                               -------------    -------------     -------------    -------------
                                               -------------    -------------     -------------    -------------


                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)




CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss ....................................................................................$        (159)
      Adjustments to reconcile net loss to
         net cash used by operating activities.....................................................           --
                                                                                                   -------------

           NET CASH USED IN OPERATING ACTIVITIES...................................................         (159)
                                                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITIES...............................................................           --
                                                                                                   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from issuance of common stock.......................................................          575
                                                                                                   -------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES...............................................          575
                                                                                                   -------------

INCREASE IN CASH AND CASH EQUIVALENTS..............................................................          416

CASH AND CASH EQUIVALENTS--BEGINNING OF PERIOD.....................................................           --
                                                                                                   -------------

CASH AND CASH EQUIVALENTS--END OF PERIOD...........................................................$         416
                                                                                                   -------------
                                                                                                   -------------





                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1999
                                   (UNAUDITED)


NOTE  1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS OPERATIONS--Sunderland Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on June 2, 1998 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At March 31, 1999, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

USE OF ESTIMATES--The preparation of the financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS--The accompanying financial statements are unaudited and, in the opinion of management, all necessary adjustments ( which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the period presented.

CASH AND CASH EQUIVALENTS--For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INCOME TAXES--The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred rates are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There are no current or deferred income tax expense or benefits due to the Company's limited operations for the period ended March 31, 1999.

NOTE  2--STOCKHOLDERS' EQUITY

PREFERRED STOCK--The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

COMMON STOCK--The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company has rescinded certain stock and issued certain stock subsequent to March 31, 1999. See Note 4.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AND MARCH 31, 1999
                                   (UNAUDITED)


NOTE 3--RELATED PARTIES

Legal counsel to the Company is a firm owned by a director of the Company who also owns 100% of the outstanding stock of Pierce Mill Associates, Inc. The same party is also the controlling owner of Cassidy & Associates.

NOTE 4--SUBSEQUENT EVENTS

Effective April 27, 1999, the Company rescinded, for no consideration, 7,083,333 shares of its common stock and also effected a 5-for-3 stock split. All share amounts included in these financial statements have been restated for the effects of the stock split on a retroactive basis.

Effective April 27, 1999, the Company consummated an asset purchase agreement with Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (collectively referred to as the "Del Mar Entities") whereby Sunderland acquired certain assets and assumed certain liabilities of the Del Mar Entities in exchange for 4,891,270 shares of Sunderland common stock. As a result of the transaction with Sunderland, the shareholders of the Del Mar Entities received a majority of the common stock of Sunderland. Accordingly, the Del Mar Entities were considered the acquirer for financial reporting purposes. In addition, effective April 27, 1999, the Company consummated a business combination with CapSource, Inc. (a Nevada corporation) whereby Sunderland acquired all of the outstanding capital stock of CapSource in exchange for 20,000 shares of Sunderland common stock. The business combination with CapSource has been accounted for under the purchase method of accounting.

Sunderland had 6,161,270 common shares outstanding after the reorganization of the Del Mar entities and the acquisition of CapSource, Inc.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Sunderland Acquisition Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Sunderland Acquisition Corporation (a development stage company) as of December 31, 1998 and the related statements of operations, changes in stockholders' equity and cash flows for the period from June 2, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly in all material respects, the financial position of Sunderland Acquisition Corporation (a development stage company) as of December 31, 1998, and the results of its operations and its cash flows for the period from June 2, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.



                                             WEINBERG & COMPANY, P.A.



Boca Raton, Florida
February 16, 1999 (Except for Note 4
as to which the date is September 9, 1999)

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 1998



                                     ASSETS




CASH...............................................................................................$         416
                                                                                                   -------------

TOTAL ASSETS.......................................................................................$         416
                                                                                                   -------------
                                                                                                   -------------


                                       LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES........................................................................................$          --
                                                                                                   -------------

STOCKHOLDERS' EQUITY
      Preferred stock, $.0001 par value, 20 million
         shares authorized, zero issued and outstanding............................................           --
      Common stock, $.0001 par value, 100 million
         shares authorized 8,333,333 issued and outstanding........................................          833
      Additional paid-in capital (discount on par)                                                          (258)
      Accumulated deficit during development stage.................................................         (159)
                                                                                                   -------------

           TOTAL STOCKHOLDERS' EQUITY..............................................................          416
                                                                                                   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................................................$         416
                                                                                                   -------------
                                                                                                   -------------



                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                  FOR THE PERIOD FROM JUNE 2, 1998 (INCEPTION)
                              TO DECEMBER 31, 1998





INCOME.............................................................................................$          --
                                                                                                   -------------

OPERATING EXPENSES
      Organization fee expense.....................................................................           75
      Bank charges.................................................................................           84
                                                                                                   -------------

           TOTAL OPERATING EXPENSES................................................................          159
                                                                                                   -------------

NET LOSS...........................................................................................$        (159)
                                                                                                   -------------
                                                                                                   -------------

Basic & diluted net loss per common shares.........................................................$        0.00
                                                                                                   -------------
                                                                                                   -------------
Weighted average shares used in per
  share calculations...............................................................................    8,333,333
                                                                                                   -------------
                                                                                                   -------------



                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE PERIOD FROM JUNE 2, 1998 (INCEPTION)
                              TO DECEMBER 31, 1998



                                                                                    DEFICIT
                                                                                  ACCUMULATED
                                                                 ADDITIONAL         DURING
                                                  COMMON          PAID-IN          DEVELOPMENT
                                                  STOCK           CAPITAL            STAGE            TOTAL
                                               -------------    -------------     -------------    -------------

Common stock issuance..........................$         500    $          75     $         --     $         575

Net loss.......................................          --               --               (159)            (159)
                                               -------------    -------------     -------------    -------------

BALANCE AT DECEMBER 31, 1998...................$         500    $          75     $        (159)   $         416
                                               -------------    -------------     -------------    -------------
                                               -------------    -------------     -------------    -------------




                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                  FOR THE PERIOD FROM JUNE 2, 1998 (INCEPTION)
                              TO DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss ....................................................................................$        (159)
      Adjustments to reconcile net loss to
         net cash used by operating activities.....................................................           --
                                                                                                   -------------

           NET CASH USED IN OPERATING ACTIVITIES...................................................         (159)
                                                                                                   -------------

CASH FLOWS FROM INVESTING ACTIVITIES...............................................................           --
                                                                                                   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from issuance of common stock.......................................................          575
                                                                                                   -------------

           NET CASH PROVIDED BY FINANCING ACTIVITIES...............................................          575
                                                                                                   -------------

INCREASE IN CASH AND CASH EQUIVALENTS..............................................................          416

CASH AND CASH EQUIVALENTS--BEGINNING OF PERIOD.....................................................           --
                                                                                                   -------------

CASH AND CASH EQUIVALENTS--END OF PERIOD...........................................................$         416
                                                                                                   -------------
                                                                                                   -------------





                 See accompanying notes to financial statements.

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1998


NOTE  1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS OPERATIONS--Sunderland Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on June 2, 1998 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At December 31, 1998, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

USE OF ESTIMATES--The preparation of the financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS--For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INCOME TAXES--The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred rates are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There are no current or deferred income tax expense or benefits due to the Company's limited operations for the period ended December 31, 1998.

NOTE  2--STOCKHOLDERS' EQUITY

PREFERRED STOCK--The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

COMMON STOCK--The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 4,250,000 and 750,000 shares to Pierce Mill Associates, Inc. and Cassidy & Associates, respectively (See Note
4).

                       SUNDERLAND ACQUISITION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1998


NOTE 3--RELATED PARTIES

Legal counsel to the Company is a firm owned by a director of the Company who also owns 100% of the outstanding stock of Pierce Mill Associates, Inc. The same party is also the controlling owner of Cassidy & Associates.

NOTE 4--SUBSEQUENT EVENT

On April 27, 1999, the Company's Board of Directors adopted a resolution whereby it approved a 5 for 3 stock split of the issued and outstanding shares of common stock. The 1998 financial statements have been retroactively restated to give effect to the 5 for 3 stock split as if the then outstanding shares of common stock where outstanding when the split occurred. The effect of the retroactive restatement created a discount on par in the additional paid-in capital account.

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

                            ------------------------

                                TABLE OF CONTENTS

                                                                                                                    Page

Available Information...................................................................................................
Prospectus Summary......................................................................................................
Risk Factors............................................................................................................
The Company ............................................................................................................
Use of Proceeds.........................................................................................................
Dividend Policy.........................................................................................................
Business................................................................................................................
Management's Discussion and Analysis of Operations......................................................................
Management..............................................................................................................
Security Ownership of Certain Beneficial Owners and Management..........................................................
Selling Securityholders.................................................................................................
Certain Relationships and Related Transactions..........................................................................
Description of Securities...............................................................................................
Plan of Distribution....................................................................................................
Legal Matters...........................................................................................................
Experts.................................................................................................................
Index to Financial Statements...........................................................................................

         Until 90 days after the date of this prospectus, all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a prospectus.


                        -------------------------------
                        -------------------------------



                             SUNDERLAND CORPORATION


                        1,926,270 SHARES OF COMMON STOCK

                        TO BE SOLD BY THE HOLDERS THEREOF






                                   ----------
                                   PROSPECTUS
                                   ----------






                              _______________, 1999





                        -------------------------------
                        -------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
 The Company's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


   Filing Fee--Securities and Exchange Commission                              $     375
   Fees and Expenses of Accountants and legal counsel                             20,000
   Blue Sky Fees and Expenses                                                      1,000
   Printing, Edgarizing and Engraving Expenses                                     4,500
   Miscellaneous Expenses                                                          2,000
                                                                                 -------
                                            Total                                 27,875
                                                                                 -------
                                                                                 -------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The Company issued shares of common stock, par value $.0001 per share, to the following individuals or entities for the consideration as listed in cash.

         If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 except shares of common stock issued by Sunderland Acquisition Corporation prior to the stock exchange transaction and name change, which shares were issued in reliance on Rule 506 of Section 4(2) of the Securities Act and Rule 701 of Section 3(b) of the Securities Act. The numbers listed below reflect the 5-for-3 forward stock split effected by Sunderland Corporation.

         Some of holders of the shares listed below may have subsequently transferred or disposed of their shares and the below list does not purport to be a current listing of shareholders of the Company.



                                                            NUMBER OF
DATE              SHAREHOLDER                               SHARES             CONSIDERATION
----              -----------                               ---------          -------------

6/9/98            TPG Capital Corporation                   1,250,000             75
                  Mike Shustek                              3,270,000             *
                  Robert Fine                                 400,000             *
                  Evdoxia Koritsoglou                         300,000             *
                  Dr Bernard Greenblatt Tr                    200,000             *
                  Mike Newell                                 100,000             *
                  Richard Driggers                             71,865             *
                  Robert Ogren                                 60,000             *
                  Peggy May                                    40,000             *
                  Donovan Jacobs                               31,603             *
                  William S. Redd Ttee                         30,000             *
                  Steve Byrne                                  30,000             *
                  Sklar Warren Williams & Rosenfeld Llp        30,000             *
                  Lance Bradford                               30,000             *
                  A.w. Pohlman                                 30,000             *
                  Hugh Merriman                                29,200             *
                  Steve Kozmary                                25,000             *
                  John Greico                                  21,402             *
                  A. Forrest                                   24,000             *
                  Linda Merialdo                               20,000             *
                  Don Stanley                                  20,000             *
                  Marvin Starker                               13,000             *
                  Leona Lubliner                               12,000             *
                  Steve Brockman                               10,000             *
                  Jerry Moreo                                  10,000             *
                  Jennifer E. Tsuneta                          10,000             *
                  Elaine Sherman                               10,000             *
                  Don Matz                                     10,000             *
                  Dominic Cervello                             10,000             *
                  Arthur Dejoya                                10,000             *
                  Anne Pink                                    10,000             *
                  Henry Young                                  10,000             *
                  Rogers & Halderman Ltd.                       8,400             *
                  John Dawson                                   8,200             *
                  Robert Hornstein                              5,000             *
                  Paul Connaghan                                5,000             *
                  Robert Dibias                                 3,000             *
                  Steve Haldemen                                1,800             *
                  Paul Rogers                                   1,800             *

------------------
* Issued as part of the asset acquisition and stock exchange transactions with Del Mar Holdings, Del Mar Mortgage and Capsource, Inc.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits


3.1**             Certificate of Incorporation, filed with the registration statement of Sunderland Acquisition
                  Corporation on Form 10-SB (file no. 0-24803) filed with the Commission on August 13, 1998, and incorporated herein by reference.




3.2**             By-Laws of the Company, filed with the registration statement of Sunderland Acquisition Corporation on Form 10-SB (file no. 0-24803) filed with the Commission on August 13, 1998, and incorporated herein by reference.

4.1**             Agreement and Plan of Reorganization between Sunderland
                  Acquisition Corporation, a Delaware corporation and Stephen J.
                  Byrne, dated as of April 9, 1999 filed with the Form 8-K of Sunderland Acquisition Corporation (file no. 0-24803) filed with the Commission on April 27, 1999 and incorporated herein by reference.

4. 2**            Asset Acquisition Agreement between Sunderland Acquisition   Corporation, a Delaware corporation
                  and Del Mar Holdings, Inc., a Nevada corporation, dated as of April 9, 1999 filed with the Form 8-K of Sunderland Acquisition Corporation (file no. 0-24803) filed with the Commission on April 27,
                  1999, and incorporated herein by reference.

4.3**             Asset Acquisition Agreement between Sunderland Acquisition
                  Corporation, a Delaware corporation and Del Mar Mortgage,
                  Inc., a Nevada corporation, dated as of April 9, 1999 filed with the Form 8-K of Sunderland Acquisition Corporation (file no. 0-24803) filed with the Commission on April 27, 1999, and incorporated herein by reference.

9.1**             Voting Trust Agreement among Sunderland Acquisition Corporation, Michael V. Shustek, and
                  Stephen J.  Byrne, and his successors in trust, dated as of February 28,  1999 filed with the Form 8-K of Sunderland Acquisition Corporation (file no. 0-24803) filed with the Commission on April 27,
                  1999, and incorporated herein by reference.

5.1               Opinion of Cassidy & Associates

10.1              Selling Securityholder list

23.1              Consent of Hansen, Barnett & Maxwell

23.2              Consent of Weinberg & Company PA

23.3              Consent of Cassidy & Associates contained in exhibit 5.1

27                Financial Data Schedule

---------------
*        To be filed by amendment
**       Previously filed

(b) The following financial statement schedules are included in this registration statement.

         None.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Sunderland Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Las Vegas, Nevada on the 13th day of October, 1999.


                                            SUNDERLAND CORPORATION


                                            By:      /s/ Michael V. Shustek
                                                     ----------------------
                                                     Chief Executive Officer

                                            By       /s/ Lance Bradford
                                                     ----------------------
                                                     Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



SIGNATURE                                   TITLE                                 DATE
---------                                   -----                                 ----

/s/  Michael V. Shustek                     Director                              October 13, 1999
-----------------------


/s/  Stephen J. Byrne                       Director                              October 13, 1999
-----------------------


/s/ Robert W. Fine                          Director                              October 13, 1999
-----------------------

/s/ Lance Bradford                          Director                              October 13, 1999
-----------------------